UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

MARPAI, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Marpai, Inc.

615 Channelside Drive, Suite 207

Tampa, FL 33602

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Monday, May 6, 2024

You are cordially invited to attend an annual meeting of the stockholders (the “Meeting”) of Marpai, Inc. (the “Company”), which will be held at 9:30 a.m. EST on Monday, May 6, 2024, at our U.S. office, located at 615 Channelside Drive, Suite 207, Tampa, FL 33610. We intend to hold the Meeting for the following purposes:

1.
To elect eight directors to serve on the Company’s Board of Directors (the “Board”) for a one-year term that expires at our next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal;
2.
To consider and vote to adopt the Marpai, Inc. Global Stock Incentive Plan (2024);
3.
To ratify the appointment by the Audit Committee of the Board of UHY LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4.
To consider and vote upon a proposal to amend the Company’s Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, $0.0001 par value per share, which shares shall be “blank-check preferred stock” in one or more series as solely determined by the Board, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by the Board; and
5.
To transact any other business as may properly come before the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting. If your shares are registered in your name, please bring the admission ticket attached to your proxy card. If your shares are registered in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or a letter from that broker, trust, bank or other nominee or your most recent brokerage account statement, that confirms that you are the beneficial owner of those shares. If you do not have either an admission ticket or proof that you own shares of the Company, you will not be admitted to the meeting.

The Board has fixed the close of business on March 7, 2024, as the record date for the Meeting. Only stockholders on the record date are entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

Your vote is important regardless of the number of shares you own. The Company requests that you complete, sign, date and return the enclosed proxy card without delay in the enclosed postage-paid return envelope, even if you now plan to attend the Meeting. You may revoke your proxy at any time prior to its exercise by delivering written notice or another duly executed proxy bearing a later date to the Secretary of the Company, or by attending the Meeting and voting in person.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on May 6, 2024

The proxy statement, proxy card and Annual Report are also available at

http://www.astproxyportal.com/ast/27374

Stockholders may also obtain additional paper or e-mail copies of these materials at no cost by writing to
Marpai, Inc., 615 Channelside Drive, Suite 207, Tampa, FL 33610, Attention: Secretary.

Securities and Exchange Commission (the “SEC”) rules allow us to furnish proxy materials to our stockholders over the internet. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/27374. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://www.astfinancial.com if you are a registered stockholder. You may also authorize a proxy to vote your shares over the internet. To vote over the internet you must have your stockholder identification number, which is set forth in the Notice of Internet Availability of Proxy Materials mailed to you. You may also request a paper proxy card to submit your vote by mail. If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Meeting, please call (855) 389-7330. You may also find directions at http://www.astproxyportal.com/ast/27374.

By order of the Board of Directors,

/s/ Damien Lamendola
Damien Lamendola
Chief Executive Officer

Tampa, Florida

April 17, 2024

IMPORTANT: In order to secure a quorum and to avoid the expense of additional proxy solicitation, please either vote by internet or sign, date and return your proxy promptly in the enclosed envelope even if you plan to attend the meeting personally. Your cooperation is greatly appreciated.

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

Annex A Marpai, Inc. Global Stock Incentive Plan (2024)	A-1

Annex B Amendment to the Second Restated and Amended Certificate of Incorporation	B-1

PROXY STATEMENT

Marpai, Inc.

ANNUAL MEETING OF STOCKHOLDERS

to be held at 9:30 a.m. EST on May 6, 2024

615 Channelside Drive, Suite 207

Tampa, FL 33602

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?

This proxy statement (the “Proxy Statement”) describes the proposals on which our Board (the “Board”) would like you, as a stockholder, to vote at an Annual Meeting of the Stockholders (the “Meeting”), which will take place at 9:30 a.m. EST on Monday, May 6, 2024, at our U.S. office, located at 615 Channelside Drive, Suite 207, Tampa, FL 33602.

This Proxy Statement also gives you information on these proposals so that you can make an informed decision. We intend to mail this Proxy Statement and accompanying proxy card on or about April 18, 2024 to all stockholders of record entitled to vote at the Meeting.

In this proxy statement, we refer to Marpai, Inc. as the “Company”, “we”, “us” or “our” or similar terminology.

Website addresses included in this proxy statement are textual references only, and the information in any website is not incorporated by reference into this proxy statement.

How many shares must be present in order to hold the annual meeting of stockholders?

Our Bylaws provide that a quorum shall consist of the holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy at the Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. At the close of business on March 7, 2024 (the “Record Date”), there were 10,268,049 shares of Class A Common Stock (the “Common Stock”), issued and outstanding. Each share of Common Stock is entitled to one vote per share. If such quorum shall not be present or represented, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting. Abstentions may be specified on all proposals. Abstentions and broker non-votes will be counted towards the quorum requirement. Submitted proxies which are left blank will also be counted as present for purposes of determining a quorum but are not counted for purposes of determining whether a proposal has been approved in matters where the proxy does not confer the authority to vote on such proposal, and thus have no effect on its outcome.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our Common Stock on the Record Date may attend and vote at the Meeting. All shares of Common Stock have one vote per share.

What is the proxy card?

The proxy card enables you to appoint Damien Lamendola, our Chief Executive Officer, and/or Steve Johnson, our Principal Financial Officer and Secretary, as your representative at the Meeting. By completing and returning the proxy card or voting online as described herein, you are authorizing these persons to vote your shares at the Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, please complete and return your proxy card before the Meeting date just in case your plans change. If a proposal comes up for vote at the Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What am I voting on?

You are being asked to vote:

1.
To elect Damien Lamendola, Yaron Eitan, Mike Dendy, Sagiv Shiv, Mohsen Moazami, Jennifer Calabrese, Robert Pons and Colleen DiClaudio as directors to serve on the Board for a one-year term that expires at our next annual meeting of stockholders, or until their successors are elected and qualified or until their earlier resignation or removal (the “Election of Directors Proposal”);
2.
To consider and vote to adopt the Marpai, Inc. Global Stock Incentive Plan (2024) (the “Incentive Plan Proposal”);
3.
To ratify the appointment by the Audit Committee of the Board (the “Audit Committee”) of UHY LLP (the “Auditor”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;
4.
To consider and vote upon a proposal to amend the Company’s Certificate of Incorporation to authorize 2,000,000 shares of preferred stock, $0.0001 par value per share, which shares shall be “blank-check preferred stock” in one or more series as solely determined by the Board, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by the Board (the “Charter Amendment Proposal”); and
5.
To transact any other business as may properly come before the Meeting or any adjournments thereof.

We will also transact any other business that properly comes before the Meeting.

How does the Board recommend that I vote?

Our Board unanimously recommends that the stockholders vote “FOR” all proposals being put before our stockholders at the Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are a “stockholder of record” who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the

Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

How do I vote?

(1)
You may vote by mail. You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to the Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•
as you instruct, and
•
according to the best judgment of the proxies if a proposal comes up for a vote at the Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•
for the Election of Directors Proposal;
•
for the Incentive Plan Proposal;
•
for the ratification of the appointment of the Auditor as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
•
for the Charter Amendment Proposal; and
•
according to the best judgment of either Mr. Lamendola or Mr. Johnson if a proposal comes up for a vote at the Meeting that is not on the proxy card.

(2)
You may vote in person at the Meeting. We will pass out written ballots to anyone who wants to vote at the Meeting. However, if you hold your shares in street name, you must bring to the Meeting a valid proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore the shares are not held in your individual name. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

(3)
You may vote online. You may also have access to the materials for the Meeting by visiting the website: http://www.astproxyportal.com/ast/27374. You may also cast your vote by visiting http://www.proxyvote.com if you hold your shares in “street name,” or http://equiniti.com/us/ if you are a registered stockholder.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•
sending a written notice to Steve Johnson, our corporate Secretary, stating that you would like to revoke your proxy of a particular date;

•
signing another proxy card with a later date and returning it before the polls close at the Meeting; or
•
attending the Meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend and vote at the Meeting, you must bring to the Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name or in your name and you do not sign and return your proxy card, your shares will not be voted unless you vote in person at the Meeting.

How are votes counted?

You may vote “for,” “against,” or “abstain” on each of the proposals being placed before our stockholders. Abstentions and broker non-votes (i.e., shares held by brokers on behalf of their customers, which may not be voted on certain matters because the brokers have not received specific voting instructions from their customers with respect to such matters) will be counted solely for the purpose of determining whether a quorum is present at the Meeting.

What are broker non-votes?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, or other agent indicates on a proxy that it does not have discretionary authority to vote certain shares on a non-routine proposal, then those shares will be treated as broker non-votes. Proposals No. 1, 2 and 4 are non-routine proposals; therefore, your broker, bank or other agent is not entitled to vote your shares on Proposals No. 1, 2 and 4 without your instructions.

Our management believes that Proposal 3 is a “routine” matter for which brokers will have authority to vote your shares at the Meeting if you do not give instruction on how to vote your shares. Consequently, if customers do not give any direction, brokers will be permitted to vote your shares at the Meeting in relation to this matter. Nevertheless, we encourage you to submit your voting instructions to your broker to ensure your shares are voted at the Meeting.

How many votes are required to elect the Director Nominees as directors of the Company?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required for approval of the election of each of the director nominees (the “Director Nominees”). Abstentions are considered present for purposes of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to approve the Incentive Plan Proposal?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required for approval of the Incentive Plan Proposal. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the approval of the Incentive Plan Proposal. Broker non-votes will not affect the outcome of the vote on this matter.

How many votes are required to ratify the Company’s independent public accountants?

The affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions are considered present for purposes of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

How many votes are required to approve the Charter Amendment Proposal?

The affirmative vote of the holders of a majority of the number of shares of Common Stock outstanding and entitled to vote on the proposal, is required for approval of the Charter Amendment Proposal. Abstentions and broker non-votes are considered present for purposes of establishing a quorum but will have the effect of a vote against the Charter Amendment Proposal.

What happens if I don’t indicate how to vote my proxy?

If you just sign your proxy card without providing further instructions, your shares will be counted as a “for” vote for all of the proposals being placed before our stockholders at the Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Meeting?

We will announce preliminary voting results at the Meeting and file a Current Report on Form 8-K announcing the final voting results of the Meeting.

Who can help answer my questions?

You can contact our Chief Financial Officer, Steve Johnson, at steve.johnson@marpaihealth.com or by sending a letter to Mr. Johnson at offices of the Company at 615 Channelside Drive, Suite 207, Tampa, FL 33602, with any questions about proposals described in this Proxy Statement or how to execute your vote.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

No Right of Appraisal

None of Delaware law, our Certificate of Incorporation or our Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. PROXIES WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE PERSONS NAMED IN THE PROXY WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE MEETING. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF PROPOSALS 1, 2, 3, 4 AND 5.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

The Board has nominated the Director Nominees, each of whom currently serves as a director, to stand for election at the Meeting. Stockholders will be asked to elect each of the Director Nominees, each to hold office until our next annual meeting of stockholders or until his or her successor is elected and qualified or until his or her earlier resignation or removal. The enclosed proxy, if returned, and unless indicated to the contrary, will be voted for the election of each of the Director Nominees.

We have been advised by each of the Director Nominees that they are willing to be named as a nominee and each are willing to continue to serve as a director if elected. If some unexpected occurrence should make necessary, in the discretion of the Board, the substitution of some other person for the nominees, it is the intention of the persons named in the proxy to vote for the election of such other person as may be designated by the Board.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Nominee and Executive Officer Information

Listed below are the names of the directors and executive officers of the Company, their ages as of the Record Date and positions held:

Name	Age	Position(s)
Damien Lamendola	68	Chief Executive Officer and Director
Steve Johnson	53	Chief Financial Officer
John Powers	56	President & Chief Operating Officer
Yaron Eitan	67	Chairman of the Board of Directors
Mike Dendy	65	Director
Sagiv Shiv	67	Director
Mohsen Moazami	63	Director
Colleen DiClaudio	46	Director
Jennifer Calabrese	53	Director
Robert Pons	67	Director

Damien Lamendola, Chief Executive Officer and Director

Mr. Lamendola has served as our Chief Executive Officer since November 2023. He joined our Board on April 1, 2021. Mr. Lamendola founded Continental Benefits, LLC in 2013 and was previously the Chief Executive Officer until 2019. Mr. Lamendola has served as President of HillCour Holding Corporation (f/k/a Welldyne Holding Corp.) since March 2002, and he continues to serve in this role. Mr. Lamendola also continues to serve HillCour Holding Corporation as a Board Member since 2017, WellDyneRx, LLC as a Board Member since 2017, and HillCour Investment Fund, LLC as Manager since 2017.

As President of HillCour Holding Corporation, Mr. Lamendola leads and oversees all strategic operations of multiple operating companies in the health care space. He received a B.S. from McNeese State University and an M.B.A. from Washington University.

We believe that Mr. Lamendola is qualified to serve as a member of our Board based on his perspective and experience building and leading strategic corporate operations and his expertise in the healthcare industry.

Steve Johnson, Chief Financial Officer

Mr. Johnson has served as our Chief Financial Officer since November 2023. Mr. Johnson has served as CFO and advisory board member of HillCour Holding Corporation (f/k/a Welldyne Holding Corp.) since September 2016, an investment firm with holdings in various healthcare companies.

Mr. Johnson previously served as Chief Financial Officer of Continental Benefits, LLC which was subsequently acquired by the Company in April 2021. He received a B.B.A from The George Washington University and an M.B.A from Columbia Business School with dual concentrations in Accounting and Finance.

John Powers, President and Chief Operating Officer

Mr. Powers has served as our President and Chief Operating Officer since January 2024. Prior to that, Mr. Powers served as the Chief Executive Officer for Homestead Strategic Holdings. From May 2021 through May 2022, he served as Vice President of Healthcomp Holdings, a privately held third party administrator, where he managed the integrated solutions while driving an industry-leading client-based Net Promoter Score (NPS) of 80.

Prior to those roles, from July 2012 to May 2021, Mr. Powers served as Executive Vice President and Principal of Advanced Medical Pricing Solutions (AMPS) – a leading healthcare cost containment company. In these positions, Mr. Powers was instrumental in driving tens of millions of dollars in savings for his clients. He received a B.A. from Millikin University.

Yaron Eitan, Chairman of the Board

Mr. Eitan has served as Chairman of our Board since April 1, 2021. He served Chairman of the board of directors of Marpai Health since its inception in February 2019. Mr. Eitan has also served as a member of the board of directors of Nano Dimension, Ltd. (Nasdaq: NNDM) since April 2020, and he continues to serve in this role. He served as Executive Chairman of the board of directors of DeepCube Ltd. from February 2017 to March 2021. Mr. Eitan also continues to serve Emporus, Ltd. as a Chairman since February 2020, and Selway Capital LLC as Managing Partner since December 2008.

Mr. Eitan is a technology entrepreneur and investor of private and publicly traded companies with over 30 years of experience. He is the Chairman of deep learning company Emporus Technologies, Ltd. Previously, he was the Chairman of deep learning company DeepCube, Ltd. and co-founder and co-Chairman of 340Basics Technologies. He was a Partner at CNTP, a multi-stage investment fund, where he led all Israeli investments, and he has been a member of the board of directors of several technology companies. He received a B.S. from Haifa University and an M.B.A. from The Wharton School of the University of Pennsylvania.

We believe that Mr. Eitan is qualified to serve as a member of our Board based on his significant technology and entrepreneurship expertise, the perspective he brings as the former Chairman of Marpai Health, and his deep learning background.

Mike Dendy, Director

Mr. Dendy has served as a member of our Board since November 2023. Mr. Dendy has been a leader in the healthcare benefits space for over 30 years and has excelled at both administrative and cost containment functions. Mr. Dendy built HPS Paradigm Administrators into one of the preeminent third-party administrators in the country before selling it in 2004. Mr. Dendy then founded and built Advanced Medical Pricing Solutions (AMPS) into the leading national player in the healthcare cost containment field using medical billing review and reference-based reimbursement services to save their clients tens of millions of dollars annually. He is now CEO of CarynHealth, an extremely unique alternative benefits company that has grown exponentially in the four years since its inception.

We believe that Mr. Dendy is qualified to serve as a member of our Board based on his over thirty years of experience in healthcare benefits, Mr. Dendy is a seasoned leader who has excelled in both administrative and cost containment functions.

Sagiv Shiv, Director

Mr. Shiv joined our Board on February 1, 2023. Since 2023, Mr. Shiv has served as the Managing Director and the Head of M&A and Advisory Services at Aldwych Capital Partners. His professional experiences include leading the M&A teams at National Securities Corp., StoneX Inc. and Merriman Capital. Mr. Sagiv has advised governments, agencies, private and public companies, and financial institutions, with a particular focus on cross-border and international assignments. Mr. Shiv also serves on the board of directors and is the chairman of the audit committee of Lomiko Metals Inc. (TSX-V:LMR) since December 2021. He has served on the boards of several publicly-traded companies, as well as on the boards of private entities and charities. From May 2021 to October 2022, Mr. Shiv served as a Managing Director and Head of M&A of B. Riley Financial, Inc. From January 2016 to October 2022, Mr. Shiv served as a Managing Director and Head of M&A of National Securities Corporation.

Mr. Sagiv lectures at the IESE Graduate School of Business and the Griffith School of Management at Emanuel University, he has served as a peer reviewer on international finance for the Journal of Financial Management and Global Finance Journal and has advised on several published academic papers. Sagiv was an associate editor of the Nanotechnology Law & Business Journal, a member of the American Finance Association and the Financial Management Association. Mr. Sagiv holds a B.Sc. in Finance and Ph.D. International Finance. Mr. Sagiv is the recipient of the M&A Deal of the Year Award (cross-border, under $500 mil) for 2014 and of the Turnaround Deal of the Year Award (healthcare, under $50 mil) for 2019. Mr. Shiv holds Series 7, 63, 24 and 99 securities licenses with FINRA.

We believe Mr. Shiv is qualified to serve on our Board based on his business and capital markets experience and relationships and contacts.

Mohsen Moazami, Director

Mr. Moazami joined our Board on March 30, 2022. Mr. Moazami has had a distinguished career in the technology industry spanning various roles from, founder/Chief Executive Officer leading his company to a strong exit (Accenture), Fortune 50 executive and venture capital investing. He is a 2010 recipient of Ellis Island Medal of Honor.

Since March 2019, Mr. Moazami has served as the Managing Partner of Seif Capital, a venture capital and advisory firm he founded. Since February 2021, he has also served as Chairman of the Board of Astrea Acquisition Corporation (Nasdaq: ASAXU). From April 2013 to December 2018, Mr. Moazami served as Managing Director of CNTP, a novel global tech investment firm he founded to combine the best attributes of the venture capital and private equity business models. Prior to this, he spent 11 years as a member of the Cisco executive staff where he most recently was on the senior leadership team of the Emerging Markets which covered 132 countries. He has served on a variety of boards including Zoomdata, Aerospike, vArmour, Frame, Deep Instinct and Kaazing. Mr. Moazami received a Bachelor of Science from University of California, San Diego and a Masters in Engineering from Stanford University.

We believe Mr. Moazami is qualified to serve on our Board based on his business experience and relationships and contacts.

Colleen DiClaudio, Director

Ms. DiClaudio joined our Board on October 28, 2021. Ms. DiClaudio has served as President and Founder of 340B Technologies d/b/a Nuvem since August 2014, and she continues to serve in this role. Ms. DiClaudio also continues to serve SRAX, Inc. as a member of its board of directors since September 2017, and she served as vice president of business development of CompleteCare Health Network from June 2009 through August 2014.

As President and Founder of 340B Technologies DBA Nuvem, Ms. DiClaudio oversees day-to-day operations. She received a master’s degree of Public Health from the University of Medicine and Dentistry of New Jersey and a bachelor’s degree in Public Health from Stockton University.

We believe that Ms. DiClaudio is qualified to serve as a member of our Board based on her experience in business development and the healthcare technology sector, as well as her entrepreneurial background.

Jennifer Calabrese, Director

Ms. Calabrese has served as a member of our Board since December 2023. Ms. Calabrese is the founder and Chief Executive Officer of Calabrese Consulting, LLC (“CCL”). Founded in 2012, CCL is a woman-owned, full-service accounting and advisory firm with over 40 employees, serving more than 350 clients around the world. Ms. Calabrese is a Certified Public Accountant, a Chartered Global Management Accountant, and a member of both The American Institute of Certified Public Accountants and The New York State Society of Certified Public Accountants.

We believe that Ms. Calabrese is qualified to serve as a member of our Board based on her nearly 30 years of expertise in finance and accounting along with her service as an adjunct assistant professor in Accounting for Hofstra University.

Robert Pons, Director

Mr. Pons has served as a member of our Board since December 2023. Mr. Pons has served on the board of directors of fifteen publicly traded companies, utilizing his more than forty years of hands-on operating experience as a Chief Executive Officer and in senior executive positions in high growth companies and companies in need of turnaround strategies. Mr. Pons has served as President and Chief Executive Officer of Spartan Advisors, Inc., a management consulting firm specializing in telecom and technology companies, since January 2017.

We believe that Mr. Pons is qualified to serve as a member of our Board based on his service on the board of directors of fifteen publicly traded companies, utilizing his more than forty years of hands-on operating experience as a Chief Executive Officer and in senior executive positions in high growth companies and companies in need of turnaround strategies.

Except for the foregoing, there are no arrangements between our directors and any other person pursuant to which our directors were nominated or elected for their positions.

Except as set forth herein, none of our directors or executive officers have been involved, in the past ten years and in a manner material to an evaluation of such director’s or officer’s ability or integrity to serve as a director or executive officer, in any of those “Certain Legal Proceedings” more fully detailed in Item 401(f) of Regulation S-K, which include but are not limited to, bankruptcies, criminal convictions and an adjudication finding that an individual violated federal or state securities laws. Additionally, none of our directors or executive officers have been involved in any material proceedings to which such director or executive officer was a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Required Vote

The election of each of the Director Nominees requires the affirmative vote of the holders of a majority of the number of shares of Common Stock present, in person or by proxy and entitled to vote in the election of directors at the Meeting. Abstentions are considered present for the purpose of establishing a quorum but will have no effect on the election of directors. Broker non-votes will not affect the outcome of the vote on this matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2

TO ADOPT THE MARPAI, INC. GLOBAL STOCK INCENTIVE PLAN (2024)

The Company is seeking stockholder approval for approval of the Marpai, Inc. Global Stock Incentive Plan (2024) (the “2024 Plan”). The 2024 Plan was adopted by the Board on March 13, 2024, subject to stockholder approval. The 2024 Plan is attached to this Proxy Statement as Appendix A.

The purpose of the 2024 Plan is to offer key employees, directors and consultants an opportunity to acquire a proprietary interest in our success and an incentive to remain in our service, as well as to attract new employees, directors and consultants. The 2024 Plan provides for the direct award of shares, with or without restrictions, the grant of options to purchase shares, the grant of stock appreciation rights (“SARs”) and the grant of restricted stock units (“RSUs”).

The Board believes that it is in the best interests of the Company and our stockholders for the Company to approve the 2024 Plan. The Board believes that equity awards assist in retaining, motivating and rewarding employees, directors and consultants by giving them an opportunity to obtain long-term equity participation in the Company. In addition, equity awards are an important contributor to aligning the incentives of the Company’s employees with the interests of our stockholders. The Board also believes equity awards are essential to attracting new employees and retaining current employees. Further, the granting of options to new and existing employees frequently permits the Company to pay lower salaries than otherwise might be the case.

The Board believes that to remain competitive with other healthcare technology companies , the Company must continue to provide employees with the opportunity to obtain equity in the Company and that an inability to offer equity incentives to new and current employees would put the Company and its affiliates at a competitive disadvantage in attracting and retaining qualified personnel. Our named executive officers and directors have an interest in this proposal because they are expected to receive awards under the 2024 Plan if the 2024 Plan is approved.

In adopting the 2024 Plan, and provided stockholder approval is received, the Board determined that it would no longer make new awards under the 2021 Plan.

Summary of the 2024 Plan

The following summary of the material features of the 2024 Plan is qualified in its entirety by reference to the complete text of the 2024 Plan, which is attached as Appendix A.

The 2024 Plan permits the issuance of equity-based awards, including nonqualified stock options (“NSOs”), grants of Common Stock, whether or not subject to restrictions, SARs and RSUs (collectively, “Awards”). Awards of up to 1% of the authorized shares of Common Stock may be issued under the 2024 Plan.

Effective date and duration

The 2024 Plan currently provides for termination on its ten-year anniversary, unless earlier terminated by the Board. Termination of the 2024 Plan will not affect Awards made prior to termination, but no new Awards will be made after the 2024 Plan terminates.

Purpose and eligibility

The purpose of the 2024 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to us and our affiliates, and to provide those persons with equity ownership opportunities. For this purpose, any present or future parent or subsidiary corporation, and any other present or future business venture in which we have a controlling interest, may be treated as an affiliate of ours.

The persons eligible to receive Awards are our and our affiliates’ employees, officers, directors, consultants and advisors. The recipient of an Award under the 2024 Plan is referred to below as a “Participant.” At this time, we consider approximately 25 persons eligible to receive Awards pursuant to the 2024 Plan.

Administration

Although our Board has the authority to administer the 2024 Plan, it has generally delegated this authority to the Compensation Committee, which administers all of our equity-based compensation plans. Each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”) and qualifies as independent under Nasdaq listing standards.

Subject to the terms of the 2024 Plan, the Compensation Committee has the authority to: (1) select or approve Award recipients; (2) determine the terms and conditions of Awards, including the price to be paid for any Common Stock; and (3) interpret the 2024 Plan and prescribe rules and regulations for its administration.

Awards, at the discretion of the Compensation Committee, may be transferable to members of a Participant’s immediate family or to a family partnership or trust for the benefit of a Participant’s immediate family.

Shares subject to the 2024 Plan

The total number of shares of our Common Stock that may be subject to Awards under the 2024 Plan shall be computed as follows: (i) an initial amount of one percent (1%) of our 227,791,050 authorized shares with (ii) an annual amount per the plan’s Evergreen provision. The shares of Common Stock on December 31, 2023); and (ii) for each calendar year after 2024, such amount shall be increased (but not decreased) by an additional number of shares of Common Stock such that the total number of shares available under the 2024 Plan equals one percent (1%) of our authorized shares of Common Stock on the immediately preceding December 31. Shares of Common Stock underlying Awards that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the 2024 Plan.

To the extent that an option or other form of Award lapses or is forfeited, the shares subject to the Award will again become available for grant under the terms of the 2024 Plan.

As of April 15, 2024, no equity-based Awards were outstanding under the 2024 Plan.

Stock options

The Compensation Committee may grant NSOs (each as defined in the 2024 Plan) under the 2024 Plan. The Compensation Committee determines the number of shares of Common Stock subject to each option, its exercise price, its duration and the manner and time of exercise; provided, however, that no option may be issued under the 2024 Plan with a duration that exceeds ten years and NSOs must have an exercise price at least equal to the Fair Market Value (as defined in the 2024 Plan) of our Common Stock as of the date the option is granted.

The Compensation Committee, in its discretion, may provide that any option is subject to vesting limitations that make it exercisable during its entire duration or during any lesser period of time. Vesting may be time-based or performance-based.

The exercise price of an option may be paid in cash, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the option (except that such a loan would not be available to any of our executive officers or (directors), by means of a “cashless exercise” procedure in which a broker transmits to us the exercise price and applicable withholding in cash, either as a margin loan or against the Participant’s notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate Fair Market Value equal to the exercise price and withholding, or agrees to pay that amount to us in cash upon our receipt of stock certificates, by delivery of shares of Common Stock owned by the Participant, by a “net exercise” in the case of an NSO or by any combination of the methods listed.

Participants holding options will not have voting rights or other rights as a stockholder until the option is exercised and the shares are issued.

Stock appreciation rights

The Compensation Committee may also grant SARs to Participants on such terms and conditions as it may determine. SARs may be granted separately or in connection with an option. No SAR will have a duration that exceeds ten years nor a base amount that is less than Fair Market Value of our Common Stock as of the date of grant. Upon the exercise of a SAR, the Participant is entitled to receive payment equal to the excess of the Fair Market Value, on the date of exercise, of the number of shares of Common Stock for which the SAR is exercised over the exercise price for the Common Stock under a related option or, if there is not a related option, over an amount per share stated in the agreement setting forth the terms and conditions of the SAR.

Payment to the Participant may be made in cash or other property, including Common Stock, in accordance with the provisions of the SAR agreement.

Stock grants

The Compensation Committee may make an Award of our stock in one or more of the following forms. Stock grants (including RSUs at settlement) generally will provide the Participant with all of the rights of a stockholder, including the right to vote and to receive payment of dividends.

Stock grant without restriction. The Compensation Committee may make a stock grant without any restrictions.

Restricted stock and restricted stock units. The Compensation Committee may issue shares of Common Stock to a Participant with restrictions determined by the Compensation Committee in its discretion. Restrictions could include conditions that require the Participant to forfeit the shares in the event that the Participant ceases to provide services to us or any of our affiliates thereof before a stated time.

RSUs are similar to restricted stock except that no shares are actually issued to the Participant on the RSU grant date. Rather, and provided all applicable restrictions are satisfied, shares of Common Stock are generally delivered at settlement of the Award. The period of restriction, the number of shares of restricted stock or the number of RSUs granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an Award agreement. Restrictions may be time-based and/or performance-based. If restrictions are performance-based, the Compensation Committee will establish performance periods and performance goals. The extent to which a Participant achieves the performance goals during the applicable performance period will determine the value and/or the number of shares earned.

Participants holding RSUs will not have voting rights or other rights as a stockholder until any shares related to the RSU are issued. After all conditions and restrictions applicable to restricted shares and/or RSUs have been satisfied or have lapsed, shares of restricted stock will become freely transferable and RSUs may be settled in cash, in shares of our Common Stock, or in some combination of cash and shares of our Common Stock, as determined by the Compensation Committee and stated in the Award agreement.

Dividends. Participants holding restricted stock will be entitled to receive dividends on our shares, provided that in the discretion of the Compensation Committee Participants will not be entitled to dividends with respect to unvested restricted stock until the Award vests. Dividend equivalent units may, but are not required to, be issued with respect to RSUs and may be paid in cash, additional shares of our Common Stock, or a combination on the date the shares are delivered, all as determined by the Compensation Committee and stated in the Award agreement.

Effect of certain corporate transactions

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution on our Common Stock other than an ordinary cash dividend, the Compensation Committee shall make equitable adjustments to Awards as it, in its sole discretion, deems appropriate. In the case of (1) a merger or consolidation of the Company with or into another entity pursuant to which all of our Common Stock is cancelled or converted into or exchanged for the right to receive cash, securities or other property, (2) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (3) the sale or other disposition of all or substantially all of the Company’s assets, or (4) any liquidation or dissolution of the Company, the Compensation Committee may take any of a number of actions including providing for the assumption of Awards, the termination of Awards (with advance notice permitting exercise), Awards to become exercisable at or prior to the event, the liquidation of Awards or any combination of the foregoing.

Amendments to and termination of the 2024 Plan

Our Board may amend, suspend or terminate the 2024 Plan in whole or in part at any time provided that stockholder approval shall be required to the extent necessary under the Nasdaq rules or other applicable securities exchange rules, or other applicable law.

The Board or the Compensation Committee, as applicable, may, without stockholder approval, the 2024 Plan as necessary to enable Awards to qualify for favorable foreign tax, securities or other treatment in the case of a Participant who is subject to a jurisdiction outside the United States.

TAX TREATMENT

The following description of the U.S. federal income tax consequences of Awards is general, does not purport to be complete and does not describe state, local or foreign tax consequences.

Tax treatment of nonqualified stock options

A Participant realizes no taxable income when an NSO is granted. Instead, the difference between the Fair Market Value of the Common Stock acquired pursuant to the exercise of the option and the exercise price paid is taxed as ordinary compensation income when the option is exercised. The difference is measured and taxed as of the date of exercise, if the Common Stock is not subject to a “substantial risk of forfeiture,” or as of the date or dates on which the risk terminates in other cases. A Participant may elect to be taxed on the difference between the exercise price and the Fair Market Value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the Common Stock is taxed as short-term or long-term capital gain, depending on the holding period after exercise. We receive no tax deduction on the grant of a nonqualified stock option, but we are entitled to a tax deduction when a Participant recognizes ordinary compensation income on or after exercise of the option, in the same amount as the income recognized by the Participant.

Tax treatment of stock appreciation rights

A Participant realizes no income upon the grant of an SAR, but upon its exercise recognizes ordinary compensation income in an amount equal to the cash or cash equivalent received at that time. If the Participant receives Common Stock upon exercise of an SAR, he or she recognizes ordinary compensation income equal to the Fair Market Value of the Common Stock received (reduced, if applicable, by the base amount set forth in the related agreement), assuming the Common Stock is not subject to a substantial risk of forfeiture at exercise. We are entitled to a tax deduction in the amount of ordinary compensation income recognized.

Tax treatment of stock grants

A person who receives an Award of Common Stock without any restrictions will recognize ordinary compensation income equal to the Fair Market Value of the Common Stock over the amount (if any) paid. If the Common Stock is subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the Award is received but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of that income will be equal to the excess of the aggregate Fair Market Value, as of the date the restrictions lapse, over the amount (if any) paid for the Common Stock. Alternatively, a Participant may elect to be taxed, pursuant to Section 83(b) of the Internal Revenue Code, on the excess of the Fair Market Value of the Common Stock at the time of grant over the amount (if any) paid for the Common Stock, notwithstanding any restrictions. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the Participant.

A Participant who receives RSUs generally will not recognize ordinary compensation income at the time of grant. Rather, the Participant will generally recognize ordinary compensation income equal to the Fair Market Value of the Common Stock or cash received less the price paid, if any, at the time the RSU settles shortly after vesting. The Company will be entitled to a tax deduction when the Participant recognizes ordinary compensation income.

When any Common Stock received is subsequently sold, the Participant generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, any amount paid plus the amount of ordinary income recognized). The capital gain or loss will be long-term if the stock was held for more than one year or short-term if held for a shorter period.

Dividends

The full amount of dividends or other distributions of property made with respect to stock grants before the lapse of any applicable restrictions will constitute ordinary compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the Participant (unless an election under Section 83(b) of the Internal Revenue Code has been made). Dividend equivalents on RSUs will be taxed as additional ordinary compensation income at settlement, and we will be entitled to a deduction at the same time and in the same amount.

Withholding and other consequences

Any ordinary compensation includible in the gross income of a Participant with respect to an Award will be subject to appropriate federal, state and local income and employment tax withholding and reporting.

Additional federal tax

After an Award under the Plan has settled, the individual holding our Common Stock may be required to pay a 3.8% tax with respect to the individual’s net investment income, including dividends on and gains from the sale or other disposition of our Common Stock, to the extent that the individual’s total adjusted income exceeds applicable thresholds.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer, the principal financial officer and the three other most highly compensated executive officers. In addition, each person covered by Section 162(m) of the Internal Revenue Code for a particular year after 2016 remains subject to the $1,000,000-limit in subsequent years, even if not included in that group for the year.

It is expected that certain of our compensation arrangements will result in non-deductible compensation when the total exceeds $1,000,000. The deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Board reserve the right to pay nondeductible compensation when appropriate.

AWARD INFORMATION

The benefits or amounts that may be received or allocated to any individual under the 2024 Plan are not determinable.

Recommendation of the Board

THE BOARD RECOMMENDS THAT THE GLOBAL STOCK INCENTIVE PLAN (2024), IN THE FORM ATTACHED HERETO AS ANNEX A, IN WHICH FORM IT HAS HERETOFORE BEEN APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS, BE APPROVED.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF THE

COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024

On March 13, 2024, the Audit Committee appointed the firm of UHY LLP to serve as our independent auditors for our fiscal year ending December 31, 2024. Stockholders will be asked to ratify the Auditor to serve as our independent auditors. The Audit Committee is directly responsible for appointing our independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2024. A representative of the Auditor is not expected to be present at the Meeting.

Required Vote

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy and entitled to vote is required to ratify the Auditor as our independent registered public accounting firm for the year ending December 31, 2024. Abstentions are considered present for the purpose of establishing a quorum but will have no effect on the ratification of our independent public accountants. There are no broker non-votes on this matter since it is a “routine” matter.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE Ratification of the appointment by the Audit Committee of the Board of the Auditor as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

PROPOSAL 4

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK

This Proposal No. 4 is to consider and vote upon approving an amendment to the Company’s Certificate of Incorporation to include 2,000,000 shares of preferred stock, which shares shall be “blank-check preferred stock” in one or more series as solely determined by the Board, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by the Board (the “Blank Check Preferred Stock Authorization”). As of the Record Date, the Company had no preferred stock authorized for issuance.

The Board has approved and recommended for approval by the stockholders the submission of this Charter Amendment Proposal at the Annual Meeting. If this Charter Amendment Proposal is approved by the Company’s stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any shares of preferred stock, unless a specific issuance requires stockholder approval under applicable law or under Nasdaq rules or the rules of any quotation system or stock exchange on which the Company’s shares are then listed.

The proposed form of Amendment to the Second Amended and Restated Certificate of Incorporation providing for amendments to the Certificate of Incorporation to implement the Blank Check Preferred Stock Authorization is attached to this proxy statement as Annex B (the “Amendment to the Second Amended and Restated Certificate”). The form of the Amendment to the Second Amended and Restated Certificate attached as Annex B to this proxy statement shows all proposed amendments and related textual changes to the provisions of the existing Certificate of Incorporation to implement the Blank Check Preferred Stock Authorization. Text that is proposed to be added to the existing Certificate of Incorporation is double-underlined and text that is proposed to be deleted from the existing Certificate of Incorporation is struck through. The form attached hereto as Annex B includes changes to provisions providing for the rights of holders of common stock that are required to qualify such rights with reference to the potential rights of holders of certain series of preferred stock that may be provided for in resolutions of the Board and in the respective certificates of designations relating to such series of preferred stock, as well as immaterial changes, including to update the references to the Bylaws and to conform to state certificate of amendment filing requirements. The Amendment to the Second Amended and Restated Certificate that we will file with the Secretary of State of the State of Delaware will reflect only the proposed amendments that are approved and immaterial changes contained therein or that are required to conform to the form required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Blank Check Preferred Stock Authorization.

If the stockholders approve this Charter Amendment Proposal, the Board will have the authority to effect the Blank Check Preferred Stock Authorization by causing the filing and effectiveness of the Amendment to the Second Amended and Restated Certificate with the Secretary of State of the State of Delaware. Upon such filing and effectiveness, the Board would have the authority to issue up to 2,000,000 shares of preferred stock in one or more series, with such voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions, as solely determined by the Board without any additional action by the Company’s stockholders, unless otherwise required by law or by Nasdaq rules or the rules of any quotation system or stock exchange upon which the shares of common stock of the Company are listed and trade. With regard to such proposed blank check preferred stock, the Board’s authority to determine the terms of any such shares of preferred stock would include, but not be limited to: (i) the designation of each series and the number of shares that will constitute each such series; (ii) the dividend rate for each series; (iii) the price at which, and the terms and conditions on which, the shares of each series may be redeemed, if such shares are redeemable; (iv) the terms and conditions, if any, upon which shares of each series may be converted into shares of other classes or series of shares of the Company, or other securities; and (v) the voting rights for each class or series. Shares of preferred stock that are issued by the Company and subsequently redeemed or converted into another security of the Company would be available to be reissued by the Company, and the Board may set the terms of the reissued shares as they deem appropriate, in the same manner, and subject to the same limitations, as the authorized preferred shares permit.

The Board has no definitive plans, proposals or arrangements to issue any shares of blank check preferred stock. The Board believes, however, that approval of this Charter Amendment Proposal will provide the flexibility to take advantage of opportunities as they arise and will improve the Company’s ability to attract investment capital as various series of preferred stock may be customized to meet the needs of particular transactions or market conditions.

Certain Disadvantages of the Blank Check Preferred Stock Authorization

If this Charter Amendment Proposal to approve the Blank Check Preferred Stock Authorization is approved, the availability of undesignated blank check preferred stock may have certain negative effects on the rights of holders of Common Stock. The actual effect of the issuance of any shares of preferred stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such preferred stock. The Board will be permitted, without future stockholder approval, to issue preferred stock with dividend, liquidation, conversion, or voting or other rights which are superior to and could adversely affect the voting power or other rights of the holders of Common Stock. Specifically, the Company will be in a position to issue securities which would grant to their holders preferences or priorities over the holders of Common Stock with respect to, among other things, liquidation, dividends and voting. These preferences or priorities could result in holders of common stock receiving less in the event of a liquidation, dissolution or other winding up of the Company, reduce the amount of funds, if any, available for dividends on Common Stock, and dilute the voting power of the holders of our common stock. For example, the holders of the Company’s preferred stock may be entitled to receive a certain amount per share of the preferred stock before the holders of its common stock receive any dividend or other distribution, or to block the declaration of a dividend. The holders of the Company’s preferred stock may also be entitled to vote, and such votes may dilute the voting rights of the holders of Common Stock when the Company seeks to take corporate action. A series of preferred stock also may be convertible into shares of Common Stock, which may also dilute the voting power and economic interest of holders of Common Stock. In addition, in the absence of a proportionate increase in the Company’s earnings and book value, an increase in the aggregate number of outstanding shares caused by the issuance of preferred stock would dilute the earnings per share and book value per share of all outstanding shares of the Common Stock.

In addition, the Company could issue shares of preferred stock that may, depending on the terms of such series, make it more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could also be privately placed with purchasers favorable to the Board in opposing such actions. In addition, the Board could authorize holders of a series of the Company’s preferred stock to vote either separately as a class or with the holders of its common stock, on the election of all or some of the members of the Board, and on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The issuance of new shares also could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board consider the action of such entity or person not to be in the best interest of the Company’s stockholders and could be used to entrench current management or deter an attempt to replace the Board.

Principal Effects of the Blank Check Preferred Stock Authorization

If our stockholders approve this Charter Amendment Proposal for the Blank Check Preferred Stock Authorization, the Company will be enabled to issue shares of preferred stock and to utilize such shares for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The Blank Check Preferred Stock Authorization, in and of itself, will not affect any stockholder’s percentage ownership interests in our company. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

Procedure for Effecting the Blank Check Preferred Stock Authorization

In order to effect the Blank Check Preferred Stock Authorization, this Charter Amendment Proposal must be approved by the stockholders at the Annual Meeting. If the stockholders approve this Charter Amendment Proposal, we expect that the Board will adopt a resolution setting forth the Amendment to the Second Amended and Restated Certificate, declare its advisability, and authorize its filing with the Secretary of State of the State of Delaware, that the Company will promptly file such Amendment to the Second Amended and Restated Certificate with the Secretary of State of the State of Delaware, and that such Amendment to the Second Amended and Restated Certificate will become effective upon such filing. At the time of the effectiveness of the Amendment to the Second Amended and Restated Certificate, the Blank Check Preferred Stock Authorization will become effective. The text of the

Amendment to the Second Amended and Restated Certificate to effect the Blank Check Preferred Stock Authorization will be in substantially the form attached hereto as Annex B, provided that the form of the Amendment to the Second Amended and Restated Certificate attached hereto is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Blank Check Preferred Stock Authorization. As soon as practicable our stockholders will be notified that the Blank Check Preferred Stock Authorization has been effected.

Upon the filing and effectiveness of the Amendment to the Second Amended and Restated Certificate, the Board will have the authority to authorize the issuance of up to 2,000,000 shares of preferred stock in one or more series, with such voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions, as solely determined by the Board, without any additional action by the Company’s stockholders. The Board may authorize the issuance of new series of shares of preferred stock by executing and filing one or more certificates of designation with the Secretary of State of the State of Delaware, setting forth the series and the number of the shares of each series of preferred stock and the voting powers, designations, preferences, limitations, restrictions and relative rights of each series of the preferred stock in the discretion of the Board, which will become effective upon filing or at such time as may be directed by the Board in accordance with Delaware law.

Anti-Takeover Effects

The blank check preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. For example, the Board could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock or with rights and preferences that include special voting rights to veto a change in control. The effect of such provisions could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors, or the assumption of control by stockholders. Please note that the creation of the blank check preferred stock has not been proposed by the Board for an anti-takeover-related purpose and the Board has no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of our voting stock.

Potential Consequences if Stockholder Approval is Obtained

This Charter Amendment Proposal would enable the Company to create and utilize the issuance of blank check preferred stock for general corporate purposes, including, without limitation, capital raising, merger and acquisition opportunities, the issuance of stock dividends or stock splits, and other general corporate purposes. The availability of undesignated blank check preferred stock may have certain negative effects on the rights of the holders of common stock, including those described above. The actual effect of the issuance of any shares of blank check preferred stock upon the rights of holders of Common Stock cannot be stated until the Board determines the specific rights of the holders of such blank check preferred stock.

No Appraisal Rights

Under Delaware law, the Certificate of Incorporation and the Bylaws, holders of our common stock are not entitled to dissenter’s rights of appraisal with respect to the approval of this Charter Amendment Proposal.

Required Vote

Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on the proposal to be voted “FOR” the proposal. As a result, broker non-votes and abstentions, if any, will have the effect of votes “AGAINST” the proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL.

CORPORATE GOVERNANCE

Director Independence

Nasdaq listing standards require that a majority of our Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship with the company which in the opinion of the company’s Board, could interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have “independent directors” as defined in Nasdaq’s listing standards and applicable SEC rules. Our Board has determined that Sagiv Shiv, Mohsen Moazami, Colleen DiClaudio. Robert Pons, and Jennifer Calabrese, are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Committees of the Board

Our Board has two standing committees: an audit committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charter of each committee will be available on our website.

Audit Committee

Our Audit Committee is comprised of Mr. Shiv, Ms. DiClaudio and Ms. Calabrese, each of whom is an independent director. Mr. Shiv is the Chairman of the Audit Committee. Mr. Shiv is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K.

Our Audit Committee oversees our corporate accounting, financial reporting practices and the audits of financial statements. For this purpose, the Audit Committee has a charter (which is reviewed annually) and performs several functions. The Audit Committee charter is available on our website at http://www.marpaihealth.com under the Governance & Management section.

The Audit Committee’s duties, which are specified in the charter include, but are not limited to:

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meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;
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monitoring the independence of the independent registered public accounting firm;
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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
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inquiring and discussing with management our compliance with applicable laws and regulations;
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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed, and establishing pre-approval policies and procedures;
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appointing or replacing the independent registered public accounting firm;
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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
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monitoring compliance on a quarterly basis and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance;
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obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;
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reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction;
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reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;
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reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Annual Report on Form 10-K;
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approving reimbursement of expenses incurred by our management team in identifying potential target businesses; and
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reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

The Audit Committee met telephonically and/or virtually on four occasions during the fiscal year ended December 31, 2023. Each of the members of the Audit Committee attended all the meetings held by the Audit Committee during the time each director served as a member of the committee.

Compensation Committee

Our Compensation Committee is comprised of Messrs. Pons and Ms. DiClaudio. Ms. DiClaudio is the Chair of the Compensation Committee.

The Compensation Committee reviews or recommends the compensation arrangements for our management and employees and also assists our Board in reviewing and approving matters such as company benefit and insurance plans, including monitoring the performance thereof. The Compensation Committee has a charter (which is reviewed annually) and performs several functions. The Compensation Committee charter is available on our website at http://www.marpaihealth.com under the Governance & Management section.

We have adopted a compensation committee charter, which details the principal functions of the compensation committee, including:

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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
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reviewing and approving the compensation of all of our other Section 16 executive officers;
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reviewing our executive compensation policies and plans;
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implementing and administering our incentive compensation equity-based remuneration plans;
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assisting management in complying with our proxy statement and annual report disclosure requirements;
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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;
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producing a report on executive compensation to be included in our annual proxy statement; and
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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

The Compensation Committee met six times during the fiscal year ended December 31, 2023.

Director Nominations

We do not have a standing nominating committee, though we intend to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Board. The Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Sagiv Shiv and Colleen DiClaudio. In accordance with Rule 5605 of the Nasdaq rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The Board will also consider director candidates recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Our stockholders that wish to nominate a director for election to our Board should follow the procedures set forth in our bylaws.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Board considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our stockholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.

Board Leadership Structure and Role in Risk Oversight

Our Board’s, including our Audit and Compensation Committees’, as appropriate, role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. Each of our Board committees is focused on specific risks within their areas of responsibility, but the Board believes that the overall enterprise risk management process is more properly overseen by all of the members of the Board. The Audit Committee is responsible for overseeing the management of financial and accounting risks. The Compensation Committee is responsible for overseeing the management of risks relating to executive compensation plans and arrangements. While each Committee is responsible for the evaluation and management of such risks, the entire Board is regularly informed through Committee reports. The Board incorporates the insight provided by these reports into its overall risk management analysis.

The Board’s role in our risk oversight is consistent with our leadership structure, with our Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board providing oversight in connection with those efforts.

Code of Ethics

We adopted a Code of Ethics applicable to our directors, officers, and employees. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common shares, to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings.

We have reviewed all forms provided to us or filed with the SEC. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filings during the past fiscal year were filed on a timely basis and that all directors, executive officers and 10% beneficial owners have fully complied with such requirements during the past fiscal year.

Stockholder Communications

Stockholders may communicate with the Board generally or a specific director at any time by writing to: Marpai, Inc., at 615 Channelside Drive, Suite 207, Tampa, FL 33602, Attention: Steve Johnson. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the Chairman of the Board. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Additional Information

In addition, we are subject to certain informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at http://www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Steve Johnson, Chief Financial Officer of the Company, at 615 Channelside Drive, Suite 207, Tampa, FL 33602.

Attendance at Special and Annual Stockholder Meetings

We encourage our directors to attend our special and annual stockholders’ meetings.

Anti-Hedging Policy

Under our insider trading policy, our directors, officers, employees, consultants and contractors are prohibited from engaging in short sales of our securities, purchases of our securities on margin, hedging or monetization transactions through the use of financial instruments, and options and derivatives trading on any of the stock exchanges or futures exchanges, without prior written pre-clearance.

Certain Relationships and Related Transactions

In addition to the compensation arrangements, including employment, termination of employment and with our directors and executive officers, including those discussed in the sections titled “Management”, “Executive Compensation,” and “Description of Securities,” the following is a description of each transaction since January 1, 2021 or any currently proposed transaction in which:

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we, Marpai Health or Marpai Administrators have been or are to be a party;

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the amount involved exceeded or exceeds $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years; and

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any of our directors, executive officers, or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Purchase and Reorganization Agreement

On April 1, 2021, we entered into a Purchase and Reorganization Agreement with Mr. Edmundo Gonzalez, our former Chief Executive officer, Mr. Eitan, our current Chairman of the Board, Dr. David, our Chief Science Advisor, and other then stockholders and holders of convertible notes of Marpai Health, Marpai Administrators, WellEnterprises USA, LLC, and for the sole purposes of a joinder in connection with the Guaranteed Obligations, HillCour. On May 7, 2021, parties entered into an addendum to the Purchase and Reorganization Agreement to correct interest miscalculations on certain Original MH Notes. Pursuant to the terms of the Purchase and Reorganization Agreement, we acquired all of the outstanding capital stock of Marpai Health and all of the outstanding membership interests of Marpai Administrators. Prior to the closing of the Acquisition in April 2021, Marpai Administrators was 100% owned by WellEnterprises USA LLC which was 100% owned by HillCour. HillCour is 100% owned by HillCour Holding Corporation. Our former CEO and Director, Edmundo Gonzalez, is the indirect majority owner of WellEnterprises USA, LLC and HillCour, and the direct majority owner of HillCour Holding Corporation. Following Mr. Gonzalez’s resignation, this agreement was terminated.

Power of Attorney and Proxy

We, (i) HillCour Investment Fund, LLC and WellEnterprises USA, LLC (together, the “HillCour Founding Group”) and (ii) Eli David, Yaron Eitan, Edmundo Gonzalez and Grays West Ventures LLC (collectively, the “Grays

Founding Group,” and together with the HillCour Founding Group, the “Co- Founders”) entered into an Agreement Relating to Voting Power Between Co-Founders of Marpai, Inc. and Grant of a Power of Attorney and Proxy (“Power of Attorney and Proxy”). Pursuant to the Power of Attorney and Proxy, the HillCour Founding Group granted the Grays Founding Group the right to vote 390,059 shares of our Class A common stock it held (“Proxy Shares”) on all matters relating to any of the following: (i) change to the composition of our Board; (ii) sale of all or substantially all of our assets or capital stock, or a merger involving us; (iii) replacement of our CEO or other executive officers; (iv) amendment or approval of any corporate documents or agreements in connection with our corporate structure or capital raising activities; (v) approval of our annual budget and business plan; and (vi) our acquisition, joint venture, or other collaborative agreements. The Power of Attorney and Proxy was terminated on December 19, 2023.

Transition Services Agreement

On April 1, 2021, in order to enable Marpai Administrators and its employees to continue to operate in an effective manner immediately following the Acquisition, we entered into a Transition Services Agreement with WellEnterprises, LLC, HillCour, LLC and Marpai Administrators, pursuant to which WellEnterprises, LLC and HillCour, LLC provide Marpai Administrators transitional services through May 31, 2021 and in return, we pay HillCour, LLC for the time spent by employees and third party service providers on a cost- incurred basis. On May 7, 2021, we entered into a supplemental Transition Service Agreement whereby HillCour agreed to provide additional treasury and banking services to us through July 1, 2021, at a rate of $6,000 per month. This agreement has been terminated.

HillCour’s Financial Support

In March 2021, in connection with the audit of Marpai Health and Marpai Administrators, HillCour gave to each of Marpai Health and Marpai Administrators support letters (the “March Support Letters”) agreeing to provide:

(i) Marpai Health capital to fund its operating expenses until April 2022 if the Company is unable to secure enough funding or revenue to fund Marpai Health’s operations, which was projected at the time to be approximately between $3.5 million and $4.5 million, and (ii) Marpai Administrators capital to fund its operations through April 30, 2022, which was projected at the time to be between $6.4 million and $8.0 million.

In May 2021, the two March Support Letters were superseded by support letters (the “May Support Letters”) from HillCour which state that if Marpai, Inc. fails to (i) raise sufficient capital through private rounds of financings, or (ii) secure sufficient operating cash to fund its operating expenses, HillCour, subject to such further conditions, and in a form to be mutually determined, would provide Marpai, Inc. funding and financial support necessary to pay for its operating expenses so Marpai, Inc. is able to continue to operate in its normal course of business through July 31, 2022.

In August 2021, HillCour’s May Support Letter was superseded by a support letter (the “August Support Letter”) which provides that if Marpai, Inc. fails to (i) raise sufficient capital through private rounds of financings, or (ii) secure sufficient operating cash to fund its operating expenses, HillCour, subject to such further conditions, and in a form to be mutually determined, would provide Marpai, Inc. funding and financial support necessary to pay for its operating expenses so Marpai, Inc. is able to continue to operate in its normal course of business through September 2022. The August Support Letter is no longer applicable.

On July 29, 2021,we issued to HillCour Investment Fund LLC a promissory note in the principal amount of up to $3,000,000 (the “HillCour Promissory Note”). Interest on the HillCour Promissory Note accrued at the rate of 6% per annum. All outstanding principal and accrued interests thereunder became due and payable on the earlier of (i) January 29, 2022, or (ii) closing of the IPO. Following the Company’s IPO on October 26, 2021, the Hillcour Promissory Note, including $3,000,000 of principal and $27,083 of interest, were repaid on November 2, 2021. In connection with the issuance of the HillCour Promissory Note, Marpai, Inc. also issued to HillCour Investment Fund, LLC warrants to purchase 56,250 shares of common stock at an exercise price of $16 per share. The warrants were exercised on December 10, 2021, for total proceeds of $900,000.

On December 14, 2023, we entered into a securities purchase agreement with HillCour, pursuant to which we agreed to issue and sell 150,000 shares of our Common Stock in a private placement, at a purchase price of $1.97 per share (or the consolidated closing bid price of our Common Stock on Nasdaq as of December 14, 2023).

On January 16, 2024, we entered into a securities purchase agreement with certain insiders consisting of HillCour, our Chairman, Yaron Eitan, and our director, Robert Pons, pursuant to which we agreed to issue and sell 1,322,100 shares of our Common Stock in a private placement, at a purchase price of $0.9201 per share (or the consolidated closing bid price of our Common Stock on Nasdaq as of January 16, 2024).

Consulting Agreement

In January 2021, Marpai Health entered into a consulting agreement with BrightMark Consulting, LLC (“BrightMark”), for certain marketing and branding services based on approved initiatives within our marketing budget. Ms. Lucas, a former member of our Board, is the Chief Executive Officer of BrightMark. Marpai Health pays an hourly fee ranging from $125 to $350 for branding services on a cost-incurred basis. As of March 2021, Marpai Health and BrightMark terminated their consulting agreement and continued the engagement of BrightMark on an as needed basis. As of December 31, 2022, and 2021, respectively, the Company paid an aggregate of $2,309,000 to BrightMark for its services. This agreement was not renewed on December 31, 2023.

Consulting Fees

The Company has received consulting services from various current and former shareholders and directors, including Edmundo Gonzalez, the Company’s former CEO, and Yaron Eitan in 2021 and Yaron Eitan in 2022. The total cost of these consulting services for the years ended December 31, 2022 and 2021 was approximately $208,000 and $1,100,000, respectively. The accounts payable to these certain shareholders as of December 31, 2022, and December 31, 2021, was approximately $0 and $297,267, respectively, and are included in accounts payable on the accompanying consolidated balance sheets.

In April 2021, Marpai Health entered into a consulting agreement with Yaron Eitan for certain management consulting services where Marpai Health pays Mr. Eitan a monthly retainer of $15,000. Effective April 21, 2021, Marpai Health agreed to pay Mr. Eitan an additional fee of $7,750 per month for a total of $22,750 per month, payable until the earlier of company or Mr. Eitan decide to terminate or March 31, 2022.

In July 2023 Mr. Eitan’s consulting agreement was terminated by mutual agreement and the Company and Mr. Eitan entered into an employment agreement. Under the terms of the employment agreement, Mr. Eitan’s annual salary is $168,000 and he is entitled to the benefits typically afforded to employees of the Company. The employment agreement can be terminated at any time by the Company or Mr. Eitan.

The Company executed a separation agreement with Mr. Finger, pursuant to which Mr. Finger’s position as the Company’s President of Product and Development was terminated effective as of August 15, 2023. On August 15, 2023, the Company executed the Advisory Agreement with Mr. Finger pursuant to which Mr. Finger will continue to provide services to the Company.

Pursuant to the terms of the Advisory Agreement, the Company agreed to retain Mr. Finger for a set term through December 31, 2023, and commencing on January 1, 2024, the Advisory Agreement will continue and may be terminated by either party with thirty (30) days’ prior written notice. The Advisory Agreement was not renewed on December 31, 2023. As consideration for Mr. Finger’s services thereunder, the Company has agreed to pay Mr. Finger a monthly retainer fee in the amount of $27,086 until December 31, 2023, increasing to $27,912 on January 1, 2024. In addition, the Company agreed to issue Mr. Finger 400,000 restricted stock units under the Company’s 2021 Plan which will fully vest on September 7, 2023. In addition, 96,154 restricted stock units previously issued to Mr. Finger will have their vesting accelerated to September 7, 2023.

With the market value of the 496,154 restricted stock units calculated based on the closing price on Nasdaq on September 6, 2023, was less than $1,000,000, then the Company will pay Mr. Finger such difference in cash. The Company will pay the Shortfall in three equal installments of $182,816.75, on September 28, 2023, October 28, 2023 and November 28, 2023.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table provides summary information concerning cash and non-cash compensation paid or accrued for the fiscal years ending December 31, 2023, 2022, and 2021 to our current and former Executive Officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	All Other Compensation	Total ($)
Damien Lamendola, Chief Executive Officer and Director (1)	2023	$—		—	—	—	$—
Edmundo Gonzalez, Chief Executive Officer and Director (2)	2023	292,229		—	—	—	292,229
	2022	363,464		—	212,618	—	576,082
Lutz Finger, President, Product and Development (3)	2023	203,125		125,000	490,870	772,045	1,591,040
	2022	275,002		—	1,494,231	450,001	2,219,234
Steve Johnson, Chief Financial Officer (4)	2023	—		—	—	—	—
Yoram Bibring, Chief Financial Officer (5)	2023	223,125		—	65,810	—	288,935
	2022	264,810		50,000	137,935	—	452,745
Gonen Antebi, Chief Operating Officer (6)	2023	297,917	.	—	106,896	—	404,813
(1)
Damien Lamendola was appointed as our Chief Executive Officer in November 2023. On January 11, 2024, we entered into an employment agreement with Mr. Lamendola. Mr. Lamendola has been a member of our Board since 2021. Pursuant to the terms of the Lamendola Employment Agreement, Mr. Lamendola’s gross annual salary will be $1.00.
(2)
Edmundo Gonzalez joined Marpai Health as Chief Executive Officer since its inception in February 2019 until his resignation in November 2023. This amount includes cash salary payments of $15,125 per month for CEO services as a consultant under a consulting agreement between Marpai Health and Grays West Ventures LLC dated July 29, 2019. Mr. Gonzalez became a Marpai employee on April 1, 2022. Mr. Gonzalez was issued 822,581 shares of our Class B common stock in exchange for his 205,645 restricted shares of Marpai Health on April 1, 2021.
(3)
Lutz Finger joined Marpai as President, Product and Development on February 28, 2022, until his resignation on August 15, 2023. Mr. Finger became a contract employee upon his termination receiving Cash payments of$27,086 a month for his services. Mr. Finger did not receive compensation of any kind from Marpai, or our Subsidiaries, in 2021. He was awarded 336,539 Restricted Stock Units under the Global Stock Incentive plan with a fair value of $4.44 per share dated June 14, 2022. He was awarded an additional 33,387 Restricted Stock Units under the Global Stock Incentive plan with a fair value of $3.80 per share date February 28, 2023. He was awarded an additional 400,000 Restricted Stock Units under the Global Stock Incentive plan with a fair value of $0.91 per share date August 2, 2023.
(4)
Steve Johnson joined Marpai as Chief Financial Officer on November 2023 and continues in this role. Mr. Johnson did not receive compensation of any kind from Marpai, or our Subsidiaries, in 2023. We entered an employment agreement with Mr. Johnson on January 11, 2024.
(5)
Yoram Bibring joined Marpai as Chief Financial Officer on September 1, 2021 until his resignation in November 2023. He was awarded 20,000 share of stock option under Global Stock Incentive Plan for exercise price of $16 per share date October 26,2021. He was awarded an additional 18,904 share of stock option under Global Stock Incentive Plan for exercise price of $1.11 per share date June 14, 2022.
(6)
Gonen Antebi joined Marpai as Chief Operating Officer on February 1, 2023 and continued in this role until his separation on January 31, 2024. Upon his termination he became a consultant with monthly service fees of $5,000. He was awarded 75,000 shares of stock option under Global Stock Incentive Plan for exercise price of $3.48 per share date January 18, 2023.

All compensation awarded to our executive officers was independently reviewed by our Compensation Committee.

Employment and Related Agreements

Except as set forth below, we currently have no other written employment agreements with any of our officers and directors. The following is a description of our current executive employment agreements:

Chief Executive Officer

On January 11, 2024, we entered into an employment agreement (the “Lamendola Employment Agreement”) with our Chief Executive Officer, Damien Lamendola, effective as of January 2, 2024. Pursuant to the terms of the Lamendola Employment Agreement, Mr. Lamendola’s gross annual salary will be $1.00. Mr. Lamendola will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, as applicable. In addition, Mr. Lamendola will be granted an RSU for 600,000 shares of Common Stock of the Company, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. In addition, if and when the Company shall achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, the Company will recommend to the Board that Mr. Lamendola be granted an equity award consisting of restricted stock units for 100,000 shares, with immediate vesting.

Chief Financial Officer

On January 11, 2024, we entered into an employment agreement (the “Johnson Employment Agreement”) with our Chief Financial Officer, Steve Johnson, effective as of January 2, 2024. Pursuant to the terms of the Johnson Employment Agreement, Mr. Johnson’s gross annual salary will be $35,568. Mr. Johnson will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, as applicable. In addition, Mr. Johnson will be granted an RSU for 350,000 shares of Common Stock of the Company, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. In addition, if and when the Company shall achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, the Company will recommend to the Board that Mr. Johnson be granted an equity award consisting of restricted stock units for 100,000 shares, with immediate vesting.

Former Chief Executive Officer

On July 29, 2019, we entered into a one-year consulting agreement with Grays West Ventures LLC for consulting services from our former Chief Executive Officer, Edmundo Gonzalez. Mr. Gonzalez received an annual base salary of $20,000 per month in 2019 and $15,125 in 2020, and compensation in the form of the right to purchase 822,581 shares of Marpai Health’s common stock in 2019. No equity awards were granted to Mr. Gonzalez during 2020. Mr. Gonzalez did not receive any annual bonus during the fiscal years ended December 31, 2019 and December 31, 2020. Mr. Gonzalez received benefits equal to $4,533.52 in 2019, and $14,197.81 in 2020.

On April 1, 2021, we entered into an at-will employment agreement with Mr. Gonzalez, which remained in effect until his termination on November 6, 2023. Mr. Gonzalez received a base salary of $350,000 per year, and he may receive an annual bonus based on mutually agreed performance targets. Mr. Gonzalez received participation in the Company’s self-insured group medical and dental plan, a 401k plan with 5% contribution match by the company (up to allowed limits), and short-term and long-term disability benefits.

On December 6, 2023, we executed a separation agreement (the “Gonzalez Agreement”) with Mr. Gonzalez. Pursuant to the terms of the Gonzalez Agreement, we agreed to extend, until December 6, 2024, the exercise period of Mr. Gonzalez’s options which were granted under our 2021 Global Stock Incentive Plan, including (i) the option grant dated June 14, 2022 for 214,308 shares of our Class A common stock, which were fully vested upon grant, (ii) the option grant dated June 14, 2022 for 175,000 shares of our Class A common stock, with a vesting commencement date of June 14, 2022, and (iii) the option grant dated June 14, 2022 for 75,000 shares of our Class A common stock, with a vesting commencement date of June 14, 2022. Also, the Company agreed to issue Mr. Gonzalez a warrant (the “Gonzalez Warrant”) to purchase up to 140,000 shares of our Class A common stock, with an exercise price of $2.50 per share with a five (5) year term. The Gonzalez Warrant’s purchase price is $0.23 per share, with the right to a cashless exercise.

Former Chief Financial Officer

On June 17, 2021, we entered into an at will employment agreement with our Chief Financial Officer, Yoram Bibring, which remained in effect until his termination on November 6, 2023. Mr. Bibring received a base salary of $255,000 per year. He may receive an annual bonus that is equal to 50% of the annualized rate of his base salary with the exception of Mr. Bibring’s target 2021 bonus, which was $75,000, based on mutually agreed performance targets. Mr. Bibring’s employment agreement also included compensation in the form of 125,000 options to purchase Class A common stock, under our 2021 Global Share Incentive Plan, which vested over four years. On October 26, 2021 Mr. Bibring was granted 80,000 options with an exercise price of $4.00 per share, with 15,625 vesting at the six-month anniversary of his initial employment, an additional 15,625 vesting at the first anniversary of his initial employment date, 2,566 vesting at each of the following 19 months after the first anniversary. The remaining 45,000 options were granted when our shareholders approved the increase of the pool reserved under our 2021 Global Share Incentive Plan. These options vested in 17 equal monthly installments of 2,647 options commencing on May 1, 2024. Mr. Bibring’s employment agreement provides that full vesting will take place if Marpai is sold or otherwise in the event of a change in control of Marpai. Mr. Bibring received participation in the Company’s self-insured group medical and dental plan, a 401k plan with 5% contribution match by the company (up to allowed limits), and short-term and long-term disability benefits.

On December 5, 2023, we executed a separation agreement (the “Bibring Agreement”) with Mr. Bibring. Pursuant to the terms of the Bibring Agreement, we agreed to pay Mr. Bibring severance in an amount equal to six (6) months of Mr. Bibring’s base salary, totaling $127,500. Any of the aforementioned options which were unvested as of the date of the Bibring Agreement were terminated, effective as of the date of same.

President and Chief Operating Officers

Effective January 2, 2024, we entered into an employment agreement with our President and Chief Operating Officer, John Powers (the “Powers Employment Agreement”). Mr. Powers’ gross annual salary will be $150,000. Mr. Powers will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, as applicable. In addition, Mr. Powers was granted a RSU for 150,000 Common Stock, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. In addition, if and when we shall achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, the Company will recommend to the Board that Mr. Powers be granted an equity award consisting of restricted stock units for 100,000 shares, with immediate vesting.

Former Chief Operating Officer

Effective February 1, 2023, we entered into an employment agreement with Gonen Antebi pursuant to which he was appointed to serve as our Chief Operating Officer, which remained in effect until January 16, 2024. Mr. Antebi was paid an annual base salary of $325,000 per year and was eligible for a bonus of up to 75% of his base salary depending on performance metrics as may be determined by the Board or our Compensation Committee. In addition, Mr. Antebi was paid a sign on bonus of fifty thousand dollars ($50,000), payable in cash within fifteen (15) days following the start date of his employment. Pursuant to his agreement, and subject to the approval of the Board, Mr. Antebi was eligible for an option to purchase three hundred thousand (300,000) shares of our common stock (the “Initial Award Option”), with an exercise price of the market price on the date of grant as quoted on the Nasdaq. These options vested quarterly over the initial one-year term of his employment.

In the event Mr. Antebi’s employment is terminated without cause, we do not offer to renew his Agreement after the expiration of the initial one year term or any one (1) year successive term or if Mr. Antebi terminates his employment for good reason, Mr. Antebi will be entitled to receive a severance payment of six (6) months of his base salary (paid in regular installments), the payment of any earned, but unpaid, annual bonus, and the options from the Equity Grant that have vested as of the employment termination date Initial Award Option or Additional Award Option that would have vested as of such termination date.

On January 15, 2024, Mr. Antebi resigned from his position. In connection with Mr. Antebi’s resignation, on January 16, 2024, the Company and Mr. Antebi entered into a separation agreement (the “Antebi Agreement”)

terminating Mr. Antebi’s employment effective January 24, 2024. Pursuant to the terms of the Antebi Agreement, we agreed to grant Mr. Antebi severance in the form of a Common Stock purchase warrant (the “Antebi Warrant”) to purchase up to 130,000 shares of Common Stock. The Antebi Warrant is exercisable at any time on or after January 31, 2024 until January 31, 2029 at an exercise price of $2.50 per share.

Former President, Product and Development

On February 28, 2022, we entered into an at will employment agreement with our President, Product Development, Lutz Finger. Mr. Finger received a base salary of $325,000 per year and will be eligible for a bonus of up to 50% of his base salary depending on performance metrics as may be determined by the Company’s Board or compensation committee. Mr. Finger was paid a sign on bonus (the “Sign on Bonus”) of $250,000, payable in $125,000 cash and $125,000 shares of the Company’s Class A common stock, at the Company’s discretion. Mr. Finger’s employment Agreement also included compensation in the form of the initial grant of $2,000,000 Class A common stock, which was granted on June 14, 2022. The initial grant vested in equal quarterly installments during the twelve (12) month period following the start date of his employment. Additionally, Mr. Finger was eligible for receive a restricted stock grant on the one-year anniversary of his start date of employment of a number of shares of Class A common stock equal to $2,000,000 in the aggregate. The additional grant vested in equal quarterly installments during the twelve (12) month period following the one (1) year anniversary of the start date of his employment. The initial grant and the additional grant were issued pursuant to the Company’s 2021 Global Stock Incentive Pool Plan.

Pursuant to an amendment to the employment agreement in February 2023, we and Mr. Finger agreed that the initial grant will vest equally on the later of the following dates or the date the initial grant is approved by the Board: May 28, 2022, August 28, 222, November 28, 222 and August 1, 2023. In addition, it was agreed that should Mr. Finger separate from us for any reason before August 1, 2023, the final vesting installment scheduled for August 1, 2023 shall accelerate to the date of separation. In addition, we and Mr. Finger agreed that we may pay 50% of the Sign on Bonus ($125,000) in cash on the one-year anniversary of his start date and 50% will be paid in shares of Class A common stock.

In addition, if the Company elects to renew Mr. Finger’s employment upon the expiration of the initial two-year term, the Company has agreed to pay Mr. Finger a one-time renewal bonus of $250,000 payable in cash or shares of the Company’s Class A common stock, at the Company’s discretion. If paid in cash, such renewal bonus shall be paid within fifteen (15) days following the second anniversary of the start date of his employment, and if paid in shares such issuance shall be made following the twenty-four (24) month anniversary of the start date of his employment, subject to a twelve (12) month restriction period. If Mr. Finger’s employment with the Company is terminated for reasons other than by the Company without cause, by Mr. Finger for good reason, or due to Mr. Finger’s death or disability, within the second and third anniversaries of the start date of his employment, the Renewal Bonus will be repaid to the Company in full.

Mr. Finger’s employment agreement provides that he will be entitled to severance if (1) we terminate his employment of without cause, (2) if the Company does not offer to renew his employment agreement after the expiration of the initial two-year term or any one (1) year successive term or (2) if Mr. Finger terminates his employment for good reason. Mr. Finger will be entitled to receive a severance payment of six (6) months of his base salary (paid in regular installments), the payment of any earned, but unpaid, annual bonus, and the issuance of the balance of the shares of the Initial Grant or Additional Grant that would have vested as of such termination date.

The Company executed a separation agreement with Mr. Finger, pursuant to which Mr. Finger’s position as the Company’s President of Product and Development was terminated effective as of August 15, 2023. On August

15, 2023, the Company executed an advisory agreement (the “Advisory Agreement”) with Mr. Finger pursuant to which Mr. Finger will continue to provide services to the Company.

If the market value of the 496,154 restricted stock units calculated based on the closing price on Nasdaq on September 6, 2023, will be less than $1,000,000, then the Company will pay Mr. Finger such difference in cash (the “Shortfall”). The Company will pay the Shortfall in three equal installments, on September 28, 2023, October 28, 2023 and November 28, 2023. If the market value of the 496,154 restricted stock units based on the closing price on Nasdaq on September 6, 2023 will exceed $1,000,000 (the “Excess”), then the restricted stock units equal to the value of the Excess will be cancelled by the Company on September 6, 2023, so that the total number of shares that vest on September 7, 2023 will equal $1,000,000.

Pursuant to the terms of the Advisory Agreement, the Company agreed to retain Mr. Finger for a set term through December 31, 2023. The Company did not renew Mr. Lutz's Advisory Agreement and is in the process of renegotiating his separation agreement.

Compensation Committee Review

The Compensation Committee shall, if it deems necessary or prudent in its discretion, reevaluate and approve in January of each such year (or in any event prior to the first board meeting of such fiscal year) the cash and equity awards (amount and manner or method of payment) to be made to non-employee directors for such fiscal year. In making this determination, the Compensation Committee shall utilize such market standard metrics as it deems appropriate, including, without limitation, an analysis of cash compensation paid to independent directors of our peer group.

The Compensation Committee shall also have the power and discretion to determine in the future whether non-employee directors should receive annual or other grants of options to purchase shares of common stock or other equity incentive awards in such amounts and pursuant to such policies as the Compensation Committee may determine utilizing such market standard metrics as it deems appropriate, including, without limitation, an analysis of equity awards granted to independent directors of our peer group.

Participation of Employee Directors; New Directors

Unless separately and specifically approved by the Compensation Committee in its discretion, no employee director of our Company shall be entitled to receive any remuneration for service as a director (other than expense reimbursement as per prevailing policy).

New directors joining our Board shall be entitled to a pro-rated portion (based on months to be served in the fiscal year in which they join) of cash and stock option or other equity incentive awards (if applicable) for the applicable fiscal year at the time they join the board.

Director Compensation

On March 20, 2022, our Board, upon the recommendation of our Compensation Committee, approved the change of our independent directors’ compensation to an annual fee of $50,000, payable quarterly. Our directors are and will continue to be reimbursed by us for any out-of-pocket expenses incurred in connection with activities conducted on our behalf.

On December 7, 2023 our Board, upon the recommendation of our Compensation Committee, approved the termination of our independent directors’ compensation annual fee of $50,000, payable quarterly. In lieu of the cash compensation, the Board approved director compensation through the issuance of RSUs based on the following schedule: 50,000 for independent directors, and 60,000 for committee chairs and the Chairman of the Board. The RSUs vest 30% upon grant, 35% the following year and the remaining 35% one year following. In January 2024 50,000 RSUs were issued to Ms. Calabrese, Mr. Dendy and Mr. Pons under the 2021Plan. The remaining directors will be issued their respective RSUs upon approval of the 2024 Plan.

Other than as described above, we have no present formal plan for compensating our directors for their service in their capacity as directors. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board as per policy approved by our Compensation Committee. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

Other than indicated above, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments during Fiscal Year 2023.

REPORT OF THE AUDIT COMMITTEE

In the course of our oversight of the Company’s financial reporting process, we have: (1) reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2023; (2) discussed with the Independent Auditors the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board (the “PCOAB”) and the SEC; (3) received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the standards of the PCOAB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence; (4) discussed with the independent registered public accounting firm its independence; and (5) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining its independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Audit Committee members:

Sagiv Shiv, Chairman Colleen DiClaudio Jennifer Calabrese

INFORMATION CONCERNING OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The fees for services provided by our independent registered public accounting firm to the Company and paid in the last two fiscal years were as follows:

	Year ended	Year ended
	December 31,	December 31,
	2023	2022
Audit Fees	$561,610	$263,250
Audit-Related Fees	13,325	12,300
Tax Fees	76,875	51,250
All Other Fees	None	None
Total Fees	$651,810	$326,800

Audit Fees. These fees were for professional services in connection with the audit of the annual financial statements and quarterly reviews of the financial statements included in Form 10-Q. Also includes fees for consents and comfort letters related to registration payments and review of documents filed with the SEC.

Audit-Related Fees. These fees were for professional services in connection with the audit of the annual 401(k) plan.

Tax Fees. These fees were for professional services in connection with the filing of our tax returns.

All Other Fees. None

SEC rules require that before the independent registered public accounting firm are engaged by us to render any auditing or permitted non-audit related service, the engagement be:

1.
pre-approved by our audit committee; or
2.
entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management.

The audit committee pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees were reviewed and approved by the audit committee before the services were rendered.

As of December 31, 2023, we have accrued approximately $285,750 for the annual audit fees for the fiscal year ended December 31, 2023, which we expect to pay UHY LLP during fiscal year 2024.

Beneficial Ownership of Principal Stockholders, Officers and Directors

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of March 7, 2024 by: (1) each person who is known by us to own beneficially more than 5% of our Common Stock; (2) each of our current directors and each director nominee; (3) each of our Named Executive Officers listed below under “Compensation of Executive Officers and Directors-Summary Compensation Table”; and (4) all of our directors and executive officers as a group. On such date, we had 10,268,409 shares of Common Stock outstanding.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship or otherwise, including a right to acquire such power(s) during the 60 days following March 7, 2024. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (1) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity and (2) the address of each of the individuals named below is: c/o Marpai, Inc., 615 Channelside Drive, Suite 207, Suite 1417, Tampa, FL, 33602-5428.

			Percentage
	Beneficial		Of Shares
	Number of		Beneficially
Name of Beneficial Owner	Shares(1)		Owned
Directors and Named Executive Officers
Damien Lamendola	4,300,230	(2)	37.3%
Edmundo Gonzalez	658,945	(3)	5.7%
Steve Johnson	120,981	(4)	*
Yoram Bibring	1,250	(5)	*
Gonen Antebi	241,459	(6)	2.1%
John Powers	45,000	(7)	0.4%
Lutz Finger	734,772	(8)	6.4%
Yaron Eitan	694,535	(9)	6.0%
Sagiv Shiv	18,229	(10)	*
Jennifer Calabrese	16,667	(11)	*
Robert Pons	40,867	(12)	*
Colleen DiClaudio	36,458	(13)	*
Michael Dendy	123,850	(14)	1.1%
Mohsen Moazami	35,243	(15)	*
All Directors and Executive Officers as a Group (14 Persons)	7,068,486	(16)	61.3%

* less than 1%

(1)
Based on 10,268,409 Common Stock issued and outstanding as of March 7, 2024. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

Shares subject to options, warrants or right to purchase or through the conversion of a security currently exercisable or convertible, or exercisable or convertible within 60 days, are reflected in the table above and are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)
Comprised of (i) 1,951,306 shares of Class A Common Stock, held directly by HillCour Investment Fund, LLC, of which Mr. Lamendola is the Manager, and over which he holds the voting and dispositive power, (ii) 931,674 shares of the Common Stock held directly by WellEnterprises USA, LLC, a wholly owned subsidiary of HillCour, Inc., which is wholly owned by HillCour Holdings LLC (f/k/a HillCour Holding Corporation) (“HillCour Holdings”), a corporation controlled by Mr. Lamendola, and Mr. Lamendola holds the voting and dispositive power over the securities held by WellEnterprises USA, LLC, (iii) 200,000 shares of the Class A Common Stock, held directly by Damien Lamendola (iv) 91,117 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $5.71 per share expiring on January 17, 2025 held directly by HillCour Investment Fund, LLC, of which Mr. Lamendola is the Manager, and over which he holds the voting and dispositive power, and (iv) options to purchase 62,500 shares of Class A Common Stock, exercisable at $4.44 per share, of which 36,133 are vested.
(3)
Consists of (i) 264,047 shares of the Class A Common Stock, held directly by Edmundo Gonzalez, (ii) 78,277 shares of the Company’s Common Stock held by Grays West Ventures LLC (“Grays West”), of which Mr. Gonzalez is the sole member, and over which Mr. Gonzalez has sole voting and dispositive power, (iii) 94,913 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $31.6 per share expiring on February 9, 2026 held by Grays West, of which Mr. Gonzalez is the sole member, and over which Mr. Gonzalez has sole voting and dispositive power, and (iv) 140,000 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $2.50 per share expiring on December 6, 2028 held Mr. Gonzalez, and (v) options to purchase 81,680 shares of Class A Common Stock, exercisable at $4.44 per share, of which all are vested.
(4)
Consists of (i) 4,591 shares of the Class A Common Stock, held directly by Steve Johnson, (ii) 11,390 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $31.60 per share expiring on February 9, 2026, and (iv) 300,000 shares of Class A Common Stock Restricted stock units, of which 105,000 are vested.
(5)
Consists of 1,250 shares of the Class A Common Stock.
(6)
Consists of (i) options to purchase 43,750 shares of Class A Common Stock, exercisable at $4.44 per share, of which 36,459 are vested and, (ii ) options to purchase 75,000 shares of Class A Common Stock, exercisable at $3.48 per share, of which all are vested.
(7)
Consists of 150,000 shares of Class A Common Stock Restricted stock units, of which 45,000 are vested.
(8)
Consists of 734,772 shares of the Class A Common Stock.
(9)
Consists of (i) 601,454 shares of the Class A Common Stock, held directly by Yaron Eitan, (ii) 56,948 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $31.60 per share expiring on February 9, 2026, and (iv) options to purchase 62,500 shares of Class A Common Stock, exercisable at $4.44 per share, of which 36,113 are vested.
(10)
Consists of options to purchase 43,750 shares of Class A Common Stock, exercisable at $4.44 per share, of which 18,229 are vested.
(11)
Consists of 50,000 shares of Class A Common Stock Restricted stock units, of which 16,667 are vested.
(12)
Consists of (i) 24,200 shares of the Class A Common Stock and, (ii) 50,000 shares of Class A Common Stock Restricted stock units, of which 16,667 are vested.
(13)
Consists of options to purchase 43,750 shares of Class A Common Stock, exercisable at $4.44 per share, of which 36,458 are vested.
(14)
Consists of (i) 53,183 shares of the Class A Common Stock held directly by Michael Dendy, (ii) 20,000 shares of the Class A Common Stock held by a charitable remainder trust for the benefit of Michael Dendy and, (ii) 50,000 shares of Class A Common Stock Restricted stock units, of which 16,667 are vested.
(15)
Consists of options to purchase 43,750 shares of Class A Common Stock, exercisable at $4.44 per share, of which 35,243 are vested.
(16)
Consists of 10,534,464 shares of Class A Common Stock, 394,368 shares of Common Stock issuable upon the exercise of warrants, options to purchase 346,047 shares of Common Stock and 380,001 restricted stock units.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2024 Annual Meeting of Stockholders must be received by the Company’s Secretary at the Company’s principal executive offices at 615 Channelside Drive, Suite 207, Tampa, FL 33602, no later than, March 21, 2024 and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Exchange Act. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, stockholder proxies obtained by our Board in connection with our 2024 Annual Meeting of Stockholders will confer on the named proxies discretionary authority to vote on any matters presented at such annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting unless notice of the matter to be presented at such annual meeting is provided to the Company’s Secretary by March 21, 2024.

If we do not receive notice of a stockholder proposal within this timeframe, our management will use its discretionary authority to vote the shares they represent, as the Board may recommend. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

HOUSEHOLDING OF MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the address shown on the first page of this proxy statement. If you want to receive separate copies of the annual report and any proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the address shown on the first page of this proxy statement or by phone at (855) 389-7330 .

OTHER MATTERS

As of the date of this proxy statement, our management knows of no matter not specifically described above as to any action which is expected to be taken at the Meeting. The persons named in the enclosed proxy, or their substitutes, will vote the proxies, insofar as the same are not limited to the contrary, in their best judgment, with regard to such other matters and the transaction of such other business as may properly be brought at the Meeting.

IF YOU HAVE NOT VOTED BY INTERNET, PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By order of the Board of Directors,

/s/ Damien Lamendola
Damien Lamendola
Chief Executive Officer

Tampa, Florida

April 17, 2024

Annex A

GLOBAL STOCK INCENTIVE PLAN (2024)

1.
PURPOSE

The purpose of this Global Stock Incentive Plan (2024) (the “Plan”) is to encourage key employees, directors, and consultants of Marpai, Inc. (the “Company”) and its Subsidiaries (as defined below) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on the Company’s Common Stock (as defined below) that are intended to align their interests with those of the Company’s stockholders (“Awards”). Each person who is granted an Award under the Plan is deemed a “Participant.”

The term “Subsidiary” as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as defined below).

2.
ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the discretion of the Board, a committee or subcommittee of the Board (the “Committee”), appointed by the Board and composed of at least two members of the Board. In the event that a vacancy on the Committee occurs on account of the resignation of a member or the removal of a member by vote of the Board, a successor member shall be appointed by vote of the Board. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

For so long as Section 16 of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”), is applicable to the Company, each member of the Committee shall be a “non-employee director” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act.

The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.

The Committee shall select Participants and determine the terms and conditions of all Awards. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

3.
STOCK SUBJECT TO THE PLAN

The total number of shares, from either authorized but unissued shares or treasury shares, of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), that may be subject to an Award under the Plan shall be computed as follows: (a) an initial amount of 2,227,910 sharesof Common Stock; and (b) for each calendar year after 2024, such amount shall be increased (but not decreased) by an additional number of shares of Common Stock such that the total number of shares available hereunder equals one percent of authorized shares of Common Stock on the immediately preceding December 31. Shares of Common Stock underlying Awards that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the Plan.

Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 11.

4.
ELIGIBILITY

The persons who shall be eligible for Awards under the Plan shall be key employees, directors, and other persons who render services of special importance to the management, operation or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute materially to the success of the Company or a Subsidiary.

5.
TERMS AND CONDITIONS OF OPTIONS
i.
In General. The Committee may grant Awards in the form of options to acquire Common Stock (“Options”). Options granted under this Plan shall be nonqualified stock options for United States income tax purposes (“NSOs”). Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 5.
ii.
Duration. The duration of each Option shall be as specified by the Committee in its discretion.
iii.
Exercise Price. The exercise price of each Option shall be at least 100 percent of the Fair Market Value of the Common Stock on the date on which the Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the price.

For purposes of the Plan and except as may be otherwise explicitly provided in the Plan or in any Award agreement, the Fair Market Value of a share of Common Stock at any particular date shall be determined according to the following rules:(i) If Common Stock is at the time listed or admitted to trading on any Trading Market, then Fair Market Value means the Closing Price for the Common Stock on the last day preceding such date. The “Closing Price” on any date means the last sale price for the Common Stock, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading with a Trading Market; or(ii) If the Common Stock is not at the time listed or admitted to trading with a Trading Market, then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; or the OTCQB or OTCQX markets maintained by The OTC Markets Group (or any successors to any of the foregoing).

i.
Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Committee otherwise agrees.
ii.
Payment Upon Exercise. Unless otherwise provided by the Committee in an Option agreement, Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
a.
In cash or by check, payable to the order of the Company;
b.
By payment in cash or by check, payable to the order of the Company, of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Participant’s recourse promissory note, in a form specified by the Committee and to the extent consistent with applicable law, secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require;
c.
Except as may otherwise be provided in the applicable Option agreement or approved by the Committee, in its sole discretion, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
d.
By delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (1) the method of payment is then permitted under applicable law, (2) the Common Stock, if acquired directly from the Company, was owned by the Participant for a minimum period of time, if any, as may be established by the Committee in its sole discretion, and (3) the Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

e.
By delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (1) the number of shares underlying the portion of the Option being exercised less (2) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the value of the Common Stock on the date of exercise and, at the election of the Participant, less (3) such number of shares as is equal in value to the withholding obligation (if any) provided in Section 13(e);
f.
To the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration as the Committee may determine; or
g.
By any combination of the above permitted forms of payment.
iii.
Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions, including any performance related conditions, that the Committee in its discretion may provide in the Option agreement.
iv.
Companion SAR. Options may be awarded in combination with stock appreciation rights (or “SARs”), and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
v.
Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

In the event an Option is exercisable as a result of a Participant’s disability, such term shall generally have the meaning ascribed to it or a similar term in the Participant’s employment agreement (where applicable), or in the absence of such a definition, shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company because of the sickness or injury of the Participant for a consecutive period of 180 days.

i.
Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel. Notwithstanding the preceding sentences of this Section 5(i), the Committee may in its discretion permit the Participant of an NSO to transfer the NSO to a member of the Immediate Family (as defined below) of the Participant, to a trust solely for the benefit of the Participant and the Participant’s Immediate Family or to a partnership or limited liability company whose only partners or members are the Participant and members of the Participant’s Immediate Family. “Immediate Family” means, with respect to any Participant, the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships.
ii.
No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an Option until becoming the record holder of the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.
6.
STOCK APPRECIATION RIGHTS
i.
In General. The Committee may grant Awards in the form of SARs, separately or in combination with Options. Every SAR shall be evidenced by an SAR agreement in such form as the Committee shall approve from time to time, specifying the number of shares of

Common Stock to which the SAR relates, the time or times at which the SAR shall become exercisable in whole or in part, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 6.

Upon exercise of an SAR, the Participant shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the measurement price stated in the SAR agreement. The amount payable by the Company upon exercise of an SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the SAR agreement.

i.
Duration. The duration of an SAR shall be as specified by the Committee in its discretion; provided, however, that no SAR will be granted with a term in excess of ten years.
ii.
Measurement Price. The measurement price of each SAR shall be shall be at least 100 percent of the Fair Market Value of the Common Stock on the date on which the Committee awards the SAR.
iii.
Method of Exercise. SARs may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the measurement price for the number of shares for which the SAR is exercised. Settlement of the SAR shall be made as soon as practicable following exercise and payment of the measurement price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the SAR with respect to those shares shall be terminated, unless the Committee otherwise agrees.
iv.
Companion Option. An SAR granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and to the extent of the exercise of the related Option the SAR shall terminate. Shares of Common Stock covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan.
v.
No Rights as Shareholder. A Participant shall have no rights as a shareholder with respect to any shares covered by an SAR until becoming the record holder of the shares (if settled in shares). No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 11.
7.
STOCK AWARDS
i.
Types of Stock Awards.
a.
Restricted Stock and Restricted Stock Units. The Committee may grant Awards in the form of shares of Common Stock, with or without restrictions (with restrictions, “Restricted Stock”), and/or Restricted Stock Units (together, and including Performance Shares and Performance Share Units, each as defined below, “Stock Awards”). Restricted Stock Units are a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time. Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the shares at their issue price or other stated or formula price (or to require forfeiture of the shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

b.
Performance Stock and Performance Share Units. The Committee may grant or award shares of Common Stock in the form of Performance Shares and/or Performance Share Units. A Performance Share is an award of shares of Restricted Stock, the vesting of which is based on the satisfaction of applicable Performance Goals (as defined below). A Performance Share Unit is a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time and based on the satisfaction of applicable Performance Goals.
c.
Form of Payment. Restricted Stock Units and Performance Share Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, shall determine at the grant date and as shall be set forth in the applicable Award agreement.
ii.
Procedures Relating to Stock Awards. A Restricted Stock agreement, Restricted Stock Unit agreement, Performance Share agreement or Performance Share Unit agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

A holder of a Stock Award without restrictions, Restricted Stock or Performance Shares shall, subject to the terms of any applicable agreement, have all of the rights of a stockholder of the Company, including the right to vote the shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock or Performance Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock or Performance Shares are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. With respect to such shares, the Committee shall provide that dividends will not be paid with respect to unvested Restricted Stock or Performance Shares until the time (if at all) the Restricted Stock or Performance Shares vest, and the Company will retain such dividends and pay them to the Participant upon vesting.Except as otherwise provided in this Section 7, Restricted Stock and Performance Shares shall become freely transferable by the Participant after all conditions and restrictions applicable to the shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

i.
Additional Matters Relating to Restricted Stock Units and Performance Share Units.
a.
Delivery. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period (as defined below) or at a later date determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of a Restricted Stock Unit or Performance Share Unit Award shall occur as soon as administratively practicable following the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

In the case of an Award of Restricted Stock Units not subject to Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of the Restricted Stock Unit shall occur as of the date specified in the applicable agreement, but in no event later than the fifteenth day of the third month following the close of the year in which vesting under the applicable agreement occurs.

b.
Dividend Equivalents for Restricted Stock Units and Performance Share Units. With respect to each Restricted Stock Unit and Performance Share Unit, the Committee may grant a Dividend Equivalent Unit to any Participant upon such terms and conditions as it may establish. Each Dividend Equivalent Unit will entitle the Participant, at the time of the settlement of the Award, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Stock on each dividend record date prior to settlement. The Dividend Equivalent Unit may be settled in cash, additional shares of Common Stock or a combination thereof.
a.
No Rights as Shareholder. A holder of Restricted Stock Units or Performance Share Units shall not be entitled to any of the rights of a stockholder of the Company, including the right to vote the shares underlying the Award or the right to receive any dividends, unless Dividend Equivalent Units have been granted.
iii.
Restrictions Relating to Stock Awards.
a.
In General. The Committee may, in its sole discretion, impose such conditions and/or restrictions on any Stock Award pursuant to this Section 7 as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying a Stock Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Stock Award.
b.
Satisfaction of Performance Goals. After the applicable period (the “Performance Period”) during which the Performance Goals must be met in order to determine the payout and/or vesting of Performance Shares or Performance Share Units has ended, restrictions on Performance Shares will lapse and delivery or payment with respect to Performance Share Units shall be made, in each case based on the partial or full satisfaction of the Performance Goals and any other applicable requirements of the Award. The Committee may, at the time the Performance Shares or Performance Share Units are granted, provide that additional Performance Shares or Performance Share Units may be awarded in the event the applicable Performance Goals are exceeded. The minimum duration of a Performance Period shall be one year, but may be longer, as determined by the Committee at the time the Stock Award is granted.
c.
Committee Determination. The extent to which Performance Goals are met will be determined solely by the Committee, which determination will establish the amount of Performance Shares and/or Performance Share Units that will be paid out to the Participant and the extent to which any restrictions will lapse.
iv.
Definition of Performance Goals. Before twenty-five percent of the Performance Period has elapsed (or within ninety days of a grant date, if earlier), the Committee shall establish the criteria for Performance Goals. Such criteria may be based on any one or more business criteria measured in the aggregate or on a per share basis, as specified by the Committee.

The Committee shall make any adjustments necessary to eliminate the effect on the stated Performance Goals of unusual or extraordinary items that could not be reasonably anticipated.If the Performance Goals are not fully achieved, the Committee may provide in the applicable agreement that less than 100 percent of an Award may be payable but in no event shall the amount of any such Award be increased after it has been established and after twenty-five percent of the Performance Period has elapsed (or more than ninety days from the grant date, if earlier).

v.
Effect of Cessation of Employment or Service Relationship. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Award shall be determined in the sole discretion of the Committee.
8.
OTHER STOCK-BASED AWARDS
i.
In General. The Committee may grant Awards of other types of equity-based or equity-related awards not otherwise described by the terms of this Plan to Participants in such amounts and upon such terms as the Committee may determine (“Other Awards”). Other Awards may involve the transfer of actual shares of Common Stock to Participants, a payment in cash or a combination of shares and cash.
ii.
Procedures Relating to Other Awards. Each Other Award pursuant to this Section 8 shall provide for the payment of a specific amount or range of shares of Common Stock, as determined by the Committee. The Committee may, in its sole discretion, provide that an Other Award pursuant to this Section 8 shall be contingent on the satisfaction of Performance Goals, as provided for in Section 7(e). If the Committee exercises its sole discretion to establish Performance Goals, the number and/or value of Other Awards issued pursuant to this Section 8 will be paid out to the Participant based on the extent to which the Performance Goals are met, all in accordance with Section 7(e).

The Committee shall determine whether an agreement is necessary to evidence an Other Award and any Other Award agreement shall contain such terms and conditions as the Committee shall provide in its sole discretion including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying an Other Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of an Other Award.

iii.
Delivery of Awards. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period, or at a later date as determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of an Award pursuant to this Section 8 shall occur upon the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.
iv.
Effect of Cessation of Employment or Service Relationship. Each Agreement underlying an Other Award pursuant to this Section 8 shall set forth the extent to which the Participant shall have the right to retain the Other Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Other Award shall be determined in the sole discretion of the Committee.
9.
AWARDS VOIDABLE

If a person to whom an Award under the Plan has been made fails to execute and deliver to the Committee a related Award agreement within thirty days after it is submitted to him or her, the Award shall be voidable by the Committee at its election, without further notice to the Participant.

10.
REQUIREMENTS OF LAW

The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise or settlement of any Award if the issuance of the shares will result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon the transfer of Common Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Participant will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or to sell or issue any shares upon the exercise or settlement of any Award to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

11.
CHANGES IN CAPITAL STRUCTURE AND CERTAIN OTHER EVENTS
i.
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 3, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share (if any) subject to each outstanding Stock Award, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Award, shall be equitably adjusted (or substituted Awards may be made, if applicable) as the Committee, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend or effects another stock dividend for which an adjustment is made pursuant to this Section 11, and the exercise price of and the number of shares subject to an outstanding Option or SAR are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option or SAR between the record date and the distribution date for the stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the Option or SAR exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. Any such adjustment pursuant to this Section 11(a) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

If while Options, SARs or Stock Awards remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction or for any other reason, the Participants will be entitled to acquire shares of common stock of the surviving company upon the same terms and conditions as were in effect immediately prior to such merger or consolidation (unless such merger or consolidation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the surviving company.

ii.
Reorganization Events.

a.
Definition. A “Reorganization Event” means: (1) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (2) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (3) any sale or disposition of all or substantially all of the assets of the Company; or (4) any liquidation or dissolution of the Company.
b.
Consequences of a Reorganization Event on Awards Other than Restricted Stock or Performance Shares.

(1) In connection with a Reorganization Event, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock or Performance Shares on such terms as the Committee determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that the Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity or an affiliate thereof; (B) upon notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of the Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice; (C) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon the Reorganization Event; (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (I) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (II) the excess, if any, of (Y) the Acquisition Price over (Z) the exercise, measurement or purchase price of the Award and any applicable tax withholdings, in exchange for the termination of such Award (such that, for the avoidance of doubt, if the exercise, measurement or purchase price of an Award exceeds the Acquisition Price, such Award shall be cancelled for no consideration); (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 11(b)(ii), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant or all Awards of the same type identically and any adjustment pursuant to this Section 11(b) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

(2) Notwithstanding the terms of Section 11(b)(ii)(1), in the case of outstanding Restricted Stock Units or Performance Share Units that are subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”): (A) if the applicable agreement provides that the Restricted Stock Units or Performance Share Units shall be settled upon a change in control event within the meaning of Treasury Regulation Section 1.409A-3(i)(5), and the Reorganization Event constitutes such a change in control event, then no assumption or substitution shall be permitted pursuant to Section 11(b)(ii)(1)(A) and the Restricted Stock Units or Performance Share Units

shall instead be settled in accordance with the terms of the applicable agreement; and (B) the Committee may only undertake the actions set forth in clauses (C), (D) or (E) of Section 11(b)(ii)(1) if the action is permitted or required by Section 409A of the Code and if the Reorganization Event is not a change in control event as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding entity or an affiliate thereof does not assume or substitute the Restricted Stock Units or Performance Share Units pursuant to clause (A) of Section 11(b)(ii)(1), then the unvested Restricted Stock Units or Performance Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.(3) For purposes of Section 11(b)(ii)(1)(A), an Award (other than Restricted Stock or Performance Shares) shall be considered assumed if, following consummation of the Reorganization Event, the Award confers the right to purchase or receive pursuant to the terms of the Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding entity or an affiliate thereof, the Company may, with the consent of the acquiring or succeeding entity or an affiliate thereof, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of the number of shares of common stock of the acquiring or succeeding entity or an affiliate thereof that the Committee determined to be equivalent in value (as of the date of such determination or another date specified by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

iii.
Consequences of a Reorganization Event on Restricted Stock or Performance Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock or Performance Shares shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock or Performance Shares; provided, however, that the Committee may provide for termination or deemed satisfaction of repurchase or other rights under the agreement evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.
12.
FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, either before or after the end of the employment or service relationship and after full consideration of the facts presented on behalf of the Company, its Subsidiaries and a Participant, that the Participant’s relationship with the Company and its Subsidiaries was or will be terminated for “cause” (as defined below):

i.
The Participant shall forfeit all unexercised Awards and all exercised Awards to the extent that stock certificates, cash or other property, as applicable, have not yet been delivered; and
ii.
The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Participant upon the earlier exercise of any Award at a price equal to the amount paid to the Company upon exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates and decreased by any cash dividends received.

The decision of the Board as to the cause of a Participant’s discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant by the Company.

For purposes of the Plan, “cause,” with regard to a specific Participant, has the same meaning ascribed to such term or a similar term as set forth in any agreements and/or the Participant’s employment agreement or other documents to which the Company or its Subsidiaries and the Participant are a party concerning the provision of services by the Participant to the Company or its Subsidiaries or, in the absence of such a definition: (i) the commission of a crime of moral turpitude, unless the Board determines that such conviction will not adversely affect the Company or any of its Subsidiaries, or their reputation, or the ability of the Participant to serve the Company or any of its Subsidiaries; (ii) any act of personal dishonesty by the Participant in connection with the Participant’s responsibilities to the Company or any of its Subsidiaries, including, but not limited to, theft, embezzlement or self-dealing, (iii) any engagement by the Participant in competing activities with the Company or any of its Subsidiaries, any disclosure of confidential information of the Company or any of its Subsidiaries or any breach of any obligation not to violate a restrictive covenant; (iv) a material breach of the Participant’s employment or service agreement that are not cured (if curable) within seven days after receipt of written notice thereof; or (v) any other circumstances under which severance pay (or part of it) may be denied the Participant upon termination of employment or service under any applicable law.

13.
MISCELLANEOUS
i.
Transferability of Awards. Except as otherwise provided herein, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution and, during the life of the Participant, shall be exercisable only by the Participant.
ii.
Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
iii.
No Guarantee of Employment or Continuation of Service Relationship. Neither the Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.
iv.
Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend, and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

v.
Tax Withholding. To the extent required by law, the Company (or a Subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Participant of shares already owned by him or her; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Participant shall deliver to the Company certificates registered in his or her name representing shares of Common Stock legally and beneficially owned by him or her, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of shares of Common Stock shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

vi.
Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.
vii.
Awards to Non-United States Persons. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws. The Board shall have the right to amend the Plan, consistent with its authority to amend the Plan as set forth in Section 14, to obtain favorable tax treatment for Participants or for any other reason the Board considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws, and any such amendments shall be evidenced by an Addendum or Subplan to the Plan. The Board may delegate this authority to the Committee.
viii.
Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
ix.
Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.
14.
EFFECTIVE DATE, DURATION, AMENDMENT AND
TERMINATION OF PLAN

The Plan shall be effective as of March 13, 2024 if, and only if, the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the shareholders of the Company approve the Plan within twelve months after such date. If so approved by the shareholders, the Committee may grant Awards under the Plan from time to time until the close of business on March 13, 2034. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s shareholders there shall be no change in the Plan that requires shareholder approval under applicable securities exchange rules or other applicable law. Except as otherwise provided in the Plan or an Award agreement, no amendment shall materially diminish the rights of a Participant with respect to an Award as they may exist immediately before the effective date of the amendment, without the consent of the Participant. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Awards then outstanding, without the consent of the Participant.

Annex B

CERTIFICATE OF AMENDMENT

TO THE SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MARPAI, INC.

a Delaware corporation

Pursuant to Section 242 of the General Corporation Law of the State of Delaware (the“DGCL”), Marpai, Inc., a corporation organized and existing under the DGCL (the “Corporation”), hereby certifies as follows:

A. On March 13, 2024, the Board of Directors of the Corporation duly adopted a resolution proposing and declaring advisable the following amendment (this “Amendment”) to the Corporation's Second Amended and Restated Certificate of Incorporation, as amended, (the “Certificate”).

B. Section 1 of Article IV of the Certificate, as amended, is hereby further amended to read in its entirety as follows:

“1. Total Authorized.

The total number of shares of all classes of capital stock that the Corporation has authority to issue is 2,227,910 shares, consisting of: (i) common stock consisting of 227,791,050 shares of Class A Common Stock $0.0001 par value per share (“Class A Common Stock”) and (ii) 2,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of any of the Class A Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of Class A Common Stock representing a majority of the voting power of all the then-outstanding shares of Class A Common Stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.”

C. Article IV of the Certificate, as amended, is hereby further amended to read in its entirety as follows:

2. Rights of Class A Common Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of the common stock of the Corporation.

2.1 Voting Rights. Each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder. The holders of shares of Class A Common Stock shall (a) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and (b) be entitled to vote upon such matters and in such manner as may be provided by applicable law.

2.2 Liquidation. Dissolution or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders.

2.3 Dividend and Distribution Rights. Shares of Class A Common Stock shall be treated equally, identically, and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor.

2.4 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock.

2.5 Vote by Written Consent. Unless otherwise provided in this Certificate of Incorporation or the Bylaws, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. For the purposes of this Section 2 of this ARTICLE IV [IV: AUTHORIZED STOCK], to the extent permitted by applicable law, an electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated as of the date on which such writing or other electronic transmission is transmitted.

D. Article IV of the Certificate, as amended, is hereby further amended by adding a new Section 4to read in their entirety as follows:

“4. Rights, Powers, Preferences and Restrictions of Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors is hereby authorized, in the resolution or resolutions adopted by the Board of Directors providing for the issue of any wholly unissued series of Preferred Stock, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption rights and price or prices (and the method of determining such price or prices), the liquidation preferences of any wholly unissued series of Preferred Stock, the number of shares constituting any such series and the designation thereof and the restrictions on issuance of shares of the same series or of any other class or series, if any, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, and any other preferences, privileges and relative rights of such series as the Board of Directors may deem advisable, provided no shares of such series are then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

E. This Amendment to the Certificate has been duly approved and adopted by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon in accordance with the provisions of Section 228 and Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Second Amendment to the Second Amended and Restated Certificate of Incorporation, as amended, to be signed by a duly authorized officer of the Corporation on this 14th day of March, 2024.

By:	/s/ Damien Lamendola
Name: Damien Lamendola
Title: Chief Executive Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS, DAMIEN LAMENDOLA AND Steve Johnson, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF MARPAI, INC. HELD OF RECORD BY THE UNDERSIGNED ON MARCH 7, 2024, AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON May 6, 2024 AT 9:30 a.M. EASTERN TIME AT OUR U.S. OFFICE, LOCATED At 615 Channelside Drive, Suite 207, tampa, fl 33602, OR ANY ADJOURNMENT THEREOF

1. Election of Damien Lamendola, Yaron Eitan, Sagiv Shiv, Mohsen Moazami, Mike Dendy, Colleen DiClaudio, Jenn Calabrese, and Robert Pons to hold office until the 2024 Annual Meeting of Stockholders or their successors are elected and qualified or until their earlier resignation or removal.

Damien Lamendola
☐ FOR	☐ AGAINST	☐ ABSTAIN

Yaron Eitan
☐ FOR	☐ AGAINST	☐ ABSTAIN

Mike Dendy
☐ FOR	☐ AGAINST	☐ ABSTAIN

Sagiv Shiv
☐ FOR	☐ AGAINST	☐ ABSTAIN

Mohsen Moazami
☐ FOR	☐ AGAINST	☐ ABSTAIN

Colleen DiClaudio
☐ FOR	☐ AGAINST	☐ ABSTAIN

Jenn Calabrese
☐ FOR	☐ AGAINST	☐ ABSTAIN

Robert Pons
☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To consider and vote to adopt the Company’s Global Stock Incentive Plan (2024).

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. To ratify the appointment by the Audit Committee of the Company’s Board of Directors of UHY LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. To consider and vote upon a proposal to amend the Second Amended and Restated Certificate of Incorporation of Marpai, Inc. to authorize 2,000,000 shares of preferred stock, which shares shall be “blank-check preferred stock” in one or more series as solely determined by the Board of Directors of the Company, and to have the voting powers, preferences and relative participation, optional and special rights and qualifications, limitations and restrictions thereof as solely determined by the Board.

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, upon the transaction of any other matters which may properly come before the meeting or any adjournment thereof.

The shares represented by this proxy, when properly executed, will be voted as specified by the undersigned stockholder(s). If this card contains no specific voting instructions, the shares will be voted FOR each of the proposals described on this card.

Signature of Stockholder(s)

Date

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

VOTE BY INTERNET— if a registered holder by visiting http://www.astfinancial.com; if a beneficial holder by visiting http://www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.